Exhibit 10.26

SERIES F PREFERRED SHARE PURCHASE AGREEMENT

by and among

QINIU LIMITED

EACH OF THE PURCHASERS SET FORTH IN SCHEDULE A

and

EACH OF THE PERSONS SET FORTH IN SCHEDULE B

dated as of

October 25, 2018

SCHEDULES AND EXHIBITS

Schedule A	List of Purchasers
Schedule B	List of Founders, HK Co. and PRC Subsidiaries
Schedule C	Subscription Shares
Schedule D	Representations and Warranties of Warrantors
Schedule E	Representations and Warranties of Purchasers
Schedule F	Disclosure Schedule
Schedule G	Capitalization of the Company
Schedule H	List of Key Employees
Schedule I	Notice

Exhibit A	Form of Restated Articles VIII
Exhibit B	Form of Shareholders’ Agreement
Exhibit C	Form of Compliance Certificate

i

SERIES F PREFERRED SHARE PURCHASE AGREEMENT

This SERIES F PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”) is entered into as of October 25, 2018, by and among:

(1)                                 Qiniu Limited, a company duly incorporated and validly existing under the Laws of the British Virgin Islands (the “Company”);

(2)                                 Each of the Purchasers set forth in Schedule A (collectively, the “Purchasers” and each, a “Purchaser”);

(3)                                 Each of the Persons set forth in Schedule B-1 (collectively, the “Founders” and each, a “Founder”);

(4)                                 The Person set forth in Schedule B-2 (the “HK Co.”); and

(5)                                 Each of the Persons set forth in Schedule B-3 (collectively, the “PRC Subsidiaries” and each, a “PRC Subsidiary”).

The above parties are collectively referred to as the “Parties”, and each, a “Party”.

W I T N E S S E T H:

WHEREAS, the Company is in the business of cloud computing and the Purchasers intend to make a long-term investment in the Company to produce synergies and in turn better products and services.

WHEREAS, the Company is a limited liability company incorporated under the Laws of the British Virgin Islands on May 23, 2011.

WHEREAS, the Company beneficially and directly holds one hundred percent (100%) of the outstanding shares of the HK Co., which owns one hundred percent (100%) of the equity securities of the WFOE, which in turn Control (as defined below) each of the Domestic Companies through the Control Documents (as defined below).

WHEREAS, at each Closing (as defined below), the Company desires to issue, allot and sell to the Purchasers, and the Purchasers desire to subscribe for and purchase from the Company, certain Series F Preferred Shares (the “Subscription Shares”, the details of such shares are set forth in Schedule C) pursuant to the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01 Certain Defined Terms.

(a)                                 As used in this Agreement, the following terms shall have the following respective meanings:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person; and in particular, (a) with respect to any natural person, any of his/her spouses, lineal descendants (including by adoption), siblings, parents, step-parents, siblings of parents, siblings of step-parents, estates or heirs of any of them or Affiliates of, or trusts created for the benefit of, any of the foregoing, as applicable; and (b) with respect to any Person other than a natural person, (x) any shareholder, director, supervisor or member of senior management thereof or any of their respective Affiliates; and (y) to the extent any Person referred to in (x) is a natural person, his/her Affiliates as set out in (a) above.

“Anti-Corruption Laws” means anti-bribery or anti-corruption related laws or regulations that are applicable to Business of Group Company, including but not limited to laws and regulations relating to anti-corruption and anti-commercial bribery in China, the amended U.S. Foreign Corrupt Practice Act of 1977, as well as applicable anti-bribery or anti-corruption laws of other countries.

“Big Four Firm” means any of Deloitte Touche Tohmatsu, Ernst & Young, KPMG and PricewaterhouseCoopers, including their local Affiliates.

“Board” means the board of directors of the Company.

“Business” means the business which is from time to time conducted by the Group Companies (or any Group Company as the context otherwise requires).

“Business Day” means any day, other than a Saturday, Sunday or other day on which the commercial banks in Cayman Islands, British Virgin Islands, Hong Kong or PRC are authorized or required to be closed for the conduct of regular banking business.

“Claims” means administrative, regulatory or judicial actions, suits, petitions, appeals, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations, proceedings, consent orders or consent agreements.

“Companies Act” means the Business Companies Act (2004) of the British Virgin Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Company Competitor” has the meaning given to it in the Shareholders’ Agreement.

“Control”, “Controls”, “Controlled” (or any correlative term) means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

“Control Documents” means the following set of contracts entered into by the WFOE with each of the Domestic Companies and its shareholders or issued by other related parties: an Exclusive Technology Consulting and Service Agreement, an Equity Pledge Agreement, a Share Option Agreement, an Operating Agreement, a Power of Attorney and a Spouse Consent Letter, as may be amended and/or supplemented.

“Disclosure Schedule” means the schedule provided by the Warrantors to the Purchasers, attached as Schedule F of this Agreement, for the purpose of qualifying the representations and warranties of the Warrantors under Article III of this Agreement.

“Encumbrance” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and Tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Force Majeure” means any event, cause or circumstance preventing the performance by a Party of an obligation hereunder, which is beyond the reasonable control of the Parties hereto, and which the Parties could not (i) have foreseen as of the date hereof; and (ii) by the exercise of due diligence, have been able to avoid and overcome the occurrence and consequences thereof, and includes, without limitation, earthquake, typhoon, flood, or other acts of nature, fire, explosion, embargo, strikes, riots, war, or epidemic.

“Governmental Authority” means (i) any national, provincial, municipal, local or foreign government or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; (ii) any public international organization; (iii) any agency, division, bureau, department or other sector of any government, entity or organization described in the foregoing subsection (i) or (ii) of this definition; or (iv) any state-owned or state-controlled enterprise or other entity owned or controlled by any government, entity or organization described in the foregoing subsection (i), (ii) or (iii) of this definition.

“Governmental Order” means (i) officers, employees and other persons (regardless of seniority) working in an official capacity on behalf of any branch of a government (e.g., legislative, administrative, judicial, military or public education departments) at any level (e.g., county and municipal level, provincial or central level), or any department or agency thereof; (ii) political party officials and candidates for political office; (iii) directors, officers and employees of state-owned, state-controlled or state-operated enterprises; (iv) officers, employees and other persons working in an official capacity on behalf of any public international organization (regardless of seniority), e.g., the United Nations or the World Bank; or (v) close relatives of persons identified above (e.g., parents, children, spouse and parents-in-law), close friends and business partners.

“Group Companies” means the Company, the HK Co., the PRC Subsidiaries and any other Person Controlled by the Company from time to time, and “Group Company” means any of them.

“Group Companies’ M&A” means the memorandum and/or articles of association or other constitutional documents (as the case may be) of each Group Company.

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Intellectual Property” means (a) patents, patent applications and statutory invention registrations; (b) trademarks, service marks, domain names, trade dress, logos, trade names, corporate names and other identifiers of source or goodwill, including registrations and applications for registration thereof and including the goodwill of the business symbolized thereby or associated therewith; (c) mask works and copyrights, including copyrights in computer software, and registrations and applications for registration thereof; and (d) confidential and proprietary information, including trade secrets, know-how and invention rights.

“Key Employees” means each of the Persons listed in Schedule H.

“Law” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over a party hereto or a Person contemplated hereby.

“Leased Real Property” means the Real Property leased by any Group Company as a tenant.

“Liabilities” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including those arising under any Law, Action or Governmental Order and those arising under any contract, agreement, arrangement, commitment or undertaking.

“Material Adverse Effect” means any change, circumstance, event, occurrence, condition or effect that, (a) when taken together with any other changes, circumstances, events, occurrences or conditions, is, or is reasonably likely to be, materially adverse to the business, prospects, assets, Liabilities, condition (financial or otherwise) or results of operations of any Group Company, individually, or the Group Companies taken as a whole; or (b) would prohibit or materially restrict or delay the performance of this Agreement or the consummation of any transactions contemplated thereby.

“Ordinary Shares” means the ordinary shares, par value US$0.0001 per share, in the share capital of the Company.

“Person” means any natural person, any partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

“PRC” or “China” means the People’s Republic of China (excluding, for the purpose of this Agreement, Hong Kong, the Macao Special Administrative Region and Taiwan).

“Preferred Shares” means the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, Series D Preferred Shares, Series E-1 Preferred Shares, Series E-2 Preferred Shares and Series F Preferred Shares.

“QDIE Approval” means the registrations, approvals and filings with competent Governmental Authorities in PRC as a Qualified Domestic Investment Enterprises under the Laws of PRC and its investment into the Company, including (i) registration with State Foreign Exchange Administration of the People’s Republic of China, (ii) obtain “业务登记证” from

State Foreign Exchange Administration of the People’s Republic of China, and (iii) open custodian account and “QDIE 对外放款专户” with custodian bank.

“Real Property” means all land, buildings and other structures, fixed facilities or improvements currently located thereon, and all fixtures, indivisible systems, equipment that is/are the subject of ownership, lease, occupation or use by any Group Company.

“Receivables” means any and all accounts receivable, notes, other receivables and other amount, and any unpaid financial costs to be calculated in respect of such amount, to be collected from third parties (including, without limitation, the customers and employees) arising out of the operation of the Business (whether or not arising during the ordinary course of business).

“Restated Articles VIII” means the eighth amended and restated memorandum and articles of association of the Company in the form attached hereto as Exhibit A, to be adopted in accordance with applicable Law on or before the First Closing and which shall be in full force and effect as of the First Closing.

“RMB” means Renminbi, the lawful currency of the PRC.

“SAFE” means the State Administration of Foreign Exchange of the PRC or its duly authorized local branch, as the case may be, or any successors thereto.

“Series A Preferred Shares” means the Series A Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, and each a “Series A Preferred Share”.

“Series B Preferred Shares” means the Series B Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, and each a “Series B Preferred Share”.

“Series C Preferred Shares” means the Series C Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, and each a “Series C Preferred Share”.

“Series D Preferred Shares” means the Series D Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, and each a “Series D Preferred Share”.

“Series E-1 Preferred Shares” means the Series E-1 Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, and each a “Series E-1 Preferred Share”.

“Series E-2 Preferred Shares” means the Series E-2 Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, and each a “Series E-2 Preferred Share”.

“Series F Preferred Shares” means the Series F Convertible Redeemable Preferred Shares of the Company, par value US$0.0001 per share, and each a “Series F Preferred Share”.

“Shareholders’ Agreement” means the Seventh Amended and Restated

Shareholders’ Agreement in the form attached hereto as Exhibit B to be entered into by the Warrantors and the Purchasers and all then existing shareholders of the Company, which will take effect as of the First Closing.

“Share Plan” or “ESOP” means any stock option plan or equity incentive plan adopted by any Group Company from time to time in relation to the grant or issue of shares, stock options or any other securities to its employees, officers, directors, consultants and/or other eligible persons.

“Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (or comparable Laws in jurisdictions other than the United States).

“Social Security Benefits” means any schedule or arrangement that provides for the payment for any social insurance, pension insurance, medical insurance, work-related injury insurance, maternity insurance, unemployment insurance and public housing reserve fund or the alike, in each case as required by any applicable Law for the benefit of employees.

“Tax” or “Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, Social Security Benefits, workers’ compensation, unemployment compensation, or net worth; penalties and interest for late payment in connection with tax under-payments imposed by any Government Authority; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges.

“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any legal requirement relating to any Tax.

“Transaction Documents” means this Agreement, the Shareholders’ Agreement, the Restated Articles VIII and any other agreements, instruments or documents entered into in connection with this Agreement.

“US$” means United States dollars, the lawful currency of the United States of America.

“Warrantors” means the Founders, and the Group Companies, and “Warrantor” means any of them.

“Warrantors’ Knowledge” means what the Warrantors actually know or, after due inquiry, would reasonably be expected to know as of the date of this Agreement or as of the First Closing, as the case may be.

(b)                                        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Breach	8.01
Closing	2.03(b)
Closing Date	2.03(b)
Code	5.08(a)
Company	Preamble
Domestic Companies	Schedule B-3
First Closing	2.03(a)
First Closing Purchasers	Schedule A
Founders	Preamble
Guaranteed Obligations	9.18
HK Co.	Preamble
HKIAC	9.13(c)
Indemnifiable Loss	8.01
Indemnitee	8.01
Long Stop Date	7.02(a)
PRC Subsidiaries	Preamble
Purchaser(s)	Preamble
Relevant Period	5.07(a)
Party, Parties	Preamble
Second Closing	2.03(b)
Second Closing Purchaser	Schedule A
Shanghai Company-1	Schedule B-3
Subscription Shares	Preamble
Subscription Price	2.02
Termination Date	7.03
WFOE	Schedule B-3

SECTION 1.02 Principles of Construction.

(a)                                 The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)                                 The words “include,” “including” and “among other things” shall be deemed to be followed by “without limitation” or “but not limited to” whether or not they are followed by such phrases or words of similar import.

(c)                                  Unless the context clearly requires otherwise, “or” is not exclusive.

(d)                                 Any reference to a statutory provision shall include such provision and any regulations made in pursuance thereof as from time to time modified or re-enacted whether before or after the date of this Agreement so far as such modification or re-enactment applies or is capable of applying to any transactions entered into prior to the First Closing and (so far as liability thereunder may exist or can arise) shall include also any past statutory provisions or regulations (as from time to time modified or re-enacted) which such provisions or regulations have directly or indirectly replaced.

(e)                                  References to the Preamble, Recitals, Clauses, Schedules and Exhibits are to the preamble, recitals and clauses of and schedules and exhibits to this Agreement.

(f)                                   The headings are for convenience only and shall not affect the interpretation hereof.

(g)                                  Unless the context clearly otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa and references to natural persons shall include bodies corporate.

(h)                                 Any document expressed to be in “agreed form” means a document in or substantially in the form approved by, and signed for identification purposes by or on behalf of, the Parties.

(i)                                     This Agreement and the Transaction Documents are the result of negotiations between, and have been reviewed by, the respective parties to each such agreement. Accordingly, each such agreement shall be deemed to be the product of all parties thereto, and there shall be no presumption that an ambiguity should be construed in favor of or against any of the parties, as the case may be, thereto solely as a result of such party’s actual or alleged role in the drafting of any such agreement.

(j)                                    Any reference in this Agreement to this Agreement or a Transaction Document shall include any schedules and exhibits attached thereto and shall include that agreement as amended, modified or supplemented from time to time and any document which amends, modifies or supplements such agreement.

ARTICLE II

SUBSCRIPTION FOR SUBSCRIPTION SHARES

SECTION 2.01 Authorization. As of the First Closing, the Company shall authorize the issuance and delivery of 11,959,406 Series F Preferred Shares to the Purchasers pursuant to the terms and conditions of this Agreement.

SECTION 2.02  Subscription for Subscription Shares.

Subject to the terms and conditions of this Agreement, (i) the First Closing Purchaser agrees to subscribe for and purchase, severally but not jointly, from the Company at the First Closing, and (ii) the Second Closing Purchaser agrees to subscribe for and purchase from the Company at the Second Closing, and the Company agrees to issue and allot to each Purchaser at the applicable Closing, such number of Series F Preferred Shares as set forth opposite such Purchaser’s name in the relevant column with the heading “Number of Subscription Shares” in Schedule C at a price of US$3.344648 per Series F Preferred Share, amounting to the aggregate subscription price amount payable by each Purchaser as set forth opposite such Purchaser’s name in the relevant column with the heading “Subscription Price” in Schedule C (such aggregate subscription price payable by each Purchaser is referred to as such Purchaser’s “Subscription Price”). The aggregate number of Series F Preferred Shares to be purchased by the Purchasers pursuant to the foregoing provision shall represent, immediately upon the Second Closing, 5.7971% of the total share capital of the Company on a fully-diluted and as-converted basis.

SECTION 2.03  Closings.

(a)                                 First Closing. The first closing (the “First Closing”) of the subscription for 8,550,976 Series F Preferred Shares by the First Closing Purchaser shall take place remotely through exchanging the required documents on a date specified by the Company and the First Closing Purchaser, or at such other time and place as the Company and the First Closing Purchaser jointly agree upon (the “First Closing Date”), which date shall be no later than the date on which all of the conditions set forth in Sections 6.01 and 6.03 hereof has been satisfied or waived.

(b)                                 Second Closing. The second closing (the “Second Closing”, together with the First Closing, the “Closings” and each a “Closing”) of the subscription for 3,408,430 Series F Preferred Shares by the Second Closing Purchaser shall take place remotely through exchanging the required documents on a date specified by the Company and the Second Closing Purchaser (the “Second Closing Date”, together with the First Closing Date, the “Closing Date”).

SECTION 2.04  Deliveries by Warrantors at the Closings.

(a)                                 At the First Closing, the Warrantors shall deliver or cause to be delivered to the First Closing Purchaser:

(i)                                     a scanned copy of an updated register of members of the Company, showing BOCOM International as the holder of 8,550,976 Series F Preferred Shares at the First Closing, certified as a true and correct copy by the Company’s registered agent;

(ii)                                  a scanned copy of an updated register of directors of the Company, showing the appointment of the Director appointed by BOCOM International as a director of the Company, certified as a true and correct copy by the Company’s registered agent;

(iii)                               scanned copies of a duly executed share certificate (with the original(s) to be delivered within twenty (20) Business Days following the First Closing) delivered to BOCOM International evidencing ownership of 8,550,976 of Series F Preferred Shares;

(iv)                              copies of the resolutions duly and validly adopted by the Board and the shareholders of the Company evidencing the appointment of Person nominated by BOCOM International as a director of the Company in the manner contemplated by the Shareholders’ Agreement and the approval of the issuance of the Subscription Shares;

(v)                                 the scanned copies of the Legal Opinions;

(vi)                              such other documents as the First Closing Purchaser may reasonably request to evidence the issuance of the applicable Subscription Shares to the First Closing Purchaser, the satisfaction of the conditions set forth in Section 6.01, and the performance of the obligations of the Warrantors hereunder.

(b)                                 At the Second Closing, the Warrantors shall deliver or cause to be delivered to the Second Closing Purchaser:

(i)                                     a scanned copy of an updated register of members of the Company, showing BOCOM Fund as the holder of 3,408,430 Series F Preferred Shares at the

Second Closing certified as a true and correct copy by the Company’s registered agent;

(ii)                                  a scanned copy of a duly executed share certificate (with the original to be delivered within twenty (20) Business Days following the Second Closing) delivered to BOCOM Fund evidencing ownership of 3,408,430 of Series F Preferred Shares;

(iii)                               such other documents as the Second Closing Purchaser may reasonably request to evidence the issuance of the applicable Subscription Shares to the Second Closing Purchaser, the satisfaction of the conditions set forth in Section 6.02, and the performance of the obligations of the Warrantors hereunder.

SECTION 2.05 Deliveries by Purchasers at the Closings. Within ten (10) Business Days after the First Closing, the First Closing Purchaser shall cause the applicable Subscription Price payable by it to be paid by wire transfer in immediately available funds in US$ to a bank account designated by the Company by written notice to the First Closing Purchaser, which notice shall be delivered no later than five (5) Business Days prior to the First Closing Date. Within ten (10) Business Days after the Second Closing, the Second Closing Purchaser shall cause the applicable Subscription Price payable by it to be paid by wire transfer in immediately available funds in US$ to a bank account designated by the Company by written notice to the Second Closing Purchaser, which notice shall be delivered no later than five (5) Business Days prior to the Second Closing Date. All bank charges and related expenses for remittance and receipt of funds shall be for the account of the Company, which shall be fully controlled by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WARRANTORS

The Warrantors, jointly and severally, represent and warrant to each Purchaser that the statements contained in Schedule D attached hereto are true, correct, complete and not misleading in all respects with respect to each Warrantor on and as of the date hereof and the First Closing Date (with the same effect as if made on and as of the date of the First Closing), except as set forth on the Disclosure Schedule as the Company may reasonably amend prior to or on the First Closing Date, which exceptions shall be deemed to be representations and warranties as if made hereunder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

The First Closing Purchaser represents and warrants to each of the Company and the Founders that the statements contained in Schedule E attached hereto are true, correct, complete and not misleading with respect to such Purchaser on and as of the date hereof and the First Closing Date (with the same effect as if made on and as of the date of the First Closing). The Second Closing Purchaser represents and warrants to each of the Company and the Founders that the statements contained in Schedule E attached hereto are true, correct, complete and not misleading with respect to such Purchaser on and as of the date hereof and the Second Closing Date (with the same effect as if made on and as of the date of the Second Closing).

ARTICLE V

COVENANTS

SECTION 5.01 Conduct of Business. From the date of this Agreement until the First Closing Date, save as contemplated by the Transaction Documents or with the prior written consent of the Purchasers, the Warrantors shall procure that none of the Group Companies shall take any action or effect any change set forth in Sections 3.14 of Schedule D.

SECTION 5.02 Notice of Certain Events. The Warrantors shall immediately notify the applicable Purchaser(s) in writing of (a) all events, circumstances, facts and occurrences arising from the date of this Agreement until each Closing which could result in any material breach of a representation or warranty or covenant of any Warrantor in this Agreement or which could have the effect of making any representation or warranty of any Warrantor untrue, incorrect, incomplete or misleading in any respect; (b) all material developments prior to each Closing affecting the assets, Liabilities, business, financial condition, operations, results of operations, customer or supplier relations, employee relations, projections or prospects of any Group Company; and (c) any other events or facts which reasonably affect the willingness of a prudent investor to purchase the Subscription Shares on the terms contained in the Transaction Documents or the amount of the consideration a prudent investor would be prepared to pay for the Subscription Shares.

SECTION 5.03 Confidentiality. Save as required by any applicable Law, none of the Parties hereto or any of their Affiliates shall make any press or other announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other Parties hereto (except for disclosure by the Purchasers to its Affiliates) without the prior written consent of the other Parties hereto (such consent not to be unreasonably withheld or delayed).

SECTION 5.04 Access to Information. The Warrantors shall procure that each Purchaser and any Person(s) authorized by it shall, upon request by such Purchaser to the Warrantors, be given full access to the employees, premises, books of account, records and documents of the Group Companies, and employees of the Group Companies shall be instructed to give promptly to such Purchaser and any Person(s) authorized by it all information in relation to the Group Companies that such Purchaser may reasonably request.

SECTION 5.05 Use of Proceeds. The proceeds from the sale of the Subscription Shares shall be used for the capital expenditure and working capital of the Company in accordance with budget plan approved by the Board.

SECTION 5.06 Intellectual Property Rights. The Warrantors shall not transfer or permit any third party to use, purchase or transfer any Intellectual Property registered under the names or otherwise owned by the Founders or any Group Company without prior consents of the Purchasers in accordance with the Shareholders’ Agreement. Further, no right to any Intellectual Property used or owned by the Group Companies or otherwise in connection with the Business shall be registered under the names of any Founder.

SECTION 5.07  Non-Competition.

(a) At any time after the First Closing, without the prior written consent of the Purchasers, each of the Founders shall not, directly or indirectly, during the time when such Founder is an employee or director of any Group Company or a (direct or indirect) holder of any equity interest in the Company (the “Relevant Period”) and for twenty-four (24) months after the Relevant Period,

(i)            engage anywhere in the world in any business that competes with any of the Group Companies;

(ii)           be employed, engaged by or otherwise work for the benefit of any Company Competitor of any Group Company whether in his or her capacity as director, management personnel or employee of such Company Competitor;

(iii)          invest in any Company Competitor, including whether as owner, shareholder, actual controller or creditor of such Company Competitor (other than any investment in the securities of any Company Competitor which are listed or traded on any generally recognized stock exchange, provided that such Founder and his Affiliates (i) do not in aggregate hold securities representing more than one percent (1%) of the total securities of such Company Competitor; and (ii) are not involved in the management of the business of such Company Competitor);

(iv)          engage in any business with any Company Competitor, whether as agent, supplier or distributor of such Company Competitor;

(v)           provide any form of consultation or advice to or for the benefit of any Company Competitor;

(vi)          enter into any agreement with, make any commitment to or enter into any other arrangement with any Company Competitor where such agreement, commitment or arrangement which shall or may restrict or prevent the Company from conducting the Business; or

(vii)         approach, solicit or hire (or attempt to approach, solicit or hire) for the benefit of any Company Competitor, any existing or potential customer, agent, supplier and/or independent contractor of any Group Company to the knowledge of such Founder or any Person employed by any Group Company or any of its Affiliates, regardless of the position of such Person and regardless of whether termination of the employment of such Person shall constitute any breach of contract.

(b)           During the Relevant Period, each Founder shall devote his full time and attention to the business of the Group Companies and will use his best efforts to develop the business and interests of the Group Companies, and shall not serve as any management position in any companies other than the Group Companies without prior written consent of the Purchasers.

(c)           Each Founder acknowledges that the covenants of the Founder set forth in this Section 5.07 are an essential element of this Agreement and that, but for the agreement of the Founders to comply with these covenants, the Purchasers would not have entered into this Agreement. Each Founder acknowledges that this Section 5.07 constitutes an independent covenant and shall not be affected by performance or non-performance of any other provision of this Agreement by any Purchaser.

SECTION 5.08  Tax.

(a)           PFIC. The Warrantors shall procure that each Group Company will use commercially reasonable efforts to avoid classification as a PFIC within the meaning of

Section 1297 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for any year.

(b)           CFC. Immediately after the First Closing, the Company will not be a CFC as defined in the Code (or any successor thereto). The Company shall make due inquiry with its tax advisors on at least an annual basis regarding the Company’s status as a CFC and regarding whether any portion of the Company’s income is “subpart F income” (as defined in Section 952 of the Code).

(c)           Compliance. Each Group Company shall:

(i)     meet all payment, withholding, and all other Tax compliance obligations (including with respect to transfer pricing and evidentiary requirements for transfer pricing), in all material respects, as required under the Laws of the jurisdictions where such Group Company operates;

(ii)     at all times deal at arm’s length with any other Group Company;

(iii)     retain a Big Four Firm of independent certified public accountants to handle all of its Tax compliance matters in all jurisdictions where such member operates, including with respect to the obligations of each Group Company under paragraph (a) above with respect to the PFIC regime and paragraph (b) above with respect to the CFC regime;

(iv)     conduct business so that it does not have a trade or business, agency, branch or a permanent establishment or become a tax resident in a country outside its country of incorporation;

(v)     refrain from entering into tax sharing agreements or otherwise guarantee another Person’s liability with respect to Taxes, and refrain from extending any applicable statute of limitations period in respect of Taxes, without the written consent of the Purchasers; and

(vi)     provide to the Purchasers any other information that has not otherwise been described in this Section reasonably necessary for the preparation of income Tax Returns of any kind whatsoever.

SECTION 5.09 Value-Added Telecommunication and Information Services Operating License. As soon as possible but in any event within seven (7) months after the First Closing, the Warrantors shall use their best efforts to cause each relevant Group Company to apply for and obtain proper Value-Added Telecommunication and Information Services Operating License (增值电信业务经营许可证, the “License”) for its internet data center business and internet content distribution network business nationwide.

SECTION 5.10 Branches or Subsidiaries. The Warrantors, jointly and severally, undertake that as soon as reasonably practicable after the First Closing or after a date as determined by the Board of the Company (with the affirmative vote of Alibaba Director and Yunfeng Director), the PRC Subsidiaries shall register with competent Governmental Authorities the establishment of branches or subsidiaries where the PRC Subsidiaries operate businesses.

SECTION 5.11  Compliance.   From the date hereof, each of the Group

Companies shall, and the Founders shall cause each of the Group Companies to, comply with (i) all applicable Laws, including but not limited to applicable PRC rules and regulations relating to value-added telecommunication and information service business, the Intellectual Property, anti-monopoly, taxation, employment, social welfare and benefits; (ii) any provisions of its memorandum of association (if any), articles of association or any other applicable constitutional document; (iii) of any instrument, judgment, order, writ or decree; (iv) under any note, indenture or mortgage; or (v) under any lease, agreement, contract or purchase order to which it is a party.

SECTION 5.12 Trademarks. The Warrantors shall use their best efforts to have all trademarks used by the Group Companies in the ordinary course of business properly registered.

SECTION 5.13 Financial System and Internal Control. As soon as reasonably practical after the First Closing, the Group Companies shall, and the Founders shall procure the Group Companies to, establish and maintain a standard system of accounting established and administered in accordance with IFRS or U.S. GAAP, implement a system of internal controls to ensure that each Group Company maintains accurate and reliable financial records.

SECTION 5.14 As from the First Closing, each Group Company shall, and the Founders shall procure each Group Company to, prepare in a timely manner and well keep (i) its memorandum and articles of association, all other constitutional documents (or analogous constitutional documents) and all amendments thereto; and (ii) its minute books which contain all resolutions, written consent and minutes of all meetings of its directors and shareholders since the date of its incorporation and accurately reflects all actions by its directors (and any committee of directors) and shareholders.

SECTION 5.15 Other Actions. (a) At any time after the date hereof, the Warrantors shall, at the request of the Purchasers and insofar as the requested matter lies within their respective control and power, execute or procure that there shall be executed all such documents and do all such acts and things as the Purchasers may require for the purpose of implementing or giving effect to the provisions of this Agreement or the Transaction Documents.

(b)           The Warrantors shall use their best efforts to ensure that the conditions set forth in Section 6.01 and Section 6.02 are satisfied as soon as practicable.

ARTICLE VI

CONDITIONS TO OBLIGATIONS AT CLOSINGS

SECTION 6.01 Conditions to each First Closing Purchaser’s Obligations to the Company at the First Closing. The obligations of the First Closing Purchaser to consummate the respective transactions under Sections 2.01 to 2.04 (as applicable) shall be subject to the fulfillment of each of the following conditions (subject to any waiver in written form by such Purchaser in its absolute discretion):

(a)           Representations and Warranties. The representations and warranties of each Warrantor contained in Article III shall be true, correct, complete and not misleading in all respects as of the First Closing with the same force and effect as if made as of the First Closing, except for those representations and warranties (i) that already contain any materiality qualification, which such representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such respective dates; and (ii) that address matters only as of a particular date, which representations will have been true correct, complete and not misleading in all respects as of such particular date.

(b)           Performance. Each Warrantor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and other Transaction Documents to which it is a party that are required to be performed or complied with by it on or before the First Closing.

(c)            Approvals. Each of the Group Companies and the Founders shall have obtained all authorizations, approvals, waivers or permits of any Person or any Governmental Authority necessary for the consummation of all of the transactions contemplated by this Agreement and other Transaction Documents, including without limitation any internal approvals or authorizations from each of the Group Companies and the Founders, any authorizations, approvals, waivers or permits that are required in connection with the lawful issuance of the Subscription Shares, and all such authorizations, approvals, waivers and permits shall be effective as of the First Closing. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its shares or securities, as applicable. No provision of any applicable Laws or any Governmental Order shall prohibit the consummation of any transactions contemplated by the Transaction Documents.

(d)           Proceedings and Documents. All necessary corporate and other proceedings in connection with the transactions contemplated at the First Closing and all documents incidental thereto shall be reasonably satisfactory in form and substance to the First Closing Purchaser, and the First Closing Purchaser (or its legal counsel) shall have received all such counterpart original and/or certified or other copies of such documents as reasonably requested.

(e)            Board of Directors of the Company. As of the First Closing, shareholder resolutions and Board resolutions of the Company shall have been adopted to reflect that one (1) director nominated and elected by BOCOM International as the director of the Company.

(f)            Transaction Documents. Each of the Transaction Documents shall have been executed and delivered by all parties thereto (except the Purchasers in the case where the Purchasers are parties to such Transaction Document).

(g)            No Material Adverse Effect. Since the date hereof, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Company’s or any other Group Company’s business, assets, Liabilities, results of operations, financial condition or prospects.

(h)           Compliance Certificate. The Company shall have delivered to the First Closing Purchaser a certificate executed and delivered by the Group Companies and the Founders in the form attached hereto as Exhibit C.

(i)             Legal Opinions. The Company shall have delivered to the First Closing Purchaser customary legal opinions issued, respectively, by the PRC legal counsel and the British Virgin Islands legal counsel of the Company (collectively, the “Legal Opinions”).

(j)            Filing of Restated Articles VIII. The Restated Articles VIII shall have been duly adopted by all necessary actions of the Board of Directors and the members of the Company and shall have been duly filed with the Registry of Corporate Affairs in the British Virgin Islands.

(k)           ESOP. The Company shall have reserved additional 6,000,000 Ordinary Shares so that the maximum aggregate number of the Ordinary Shares that may be issued under the ESOP is 18,107,143. All corporate and other proceedings in connection with the amendment of ESOP and granting of option shall have been duly completed.

SECTION 6.02  Conditions to Second Closing Purchaser’s Obligations to the Company at the Second Closing. The obligations of the Second Closing Purchaser to consummate the transaction under Sections 2.01 to 2.04 (as applicable) shall be subject to the fulfillment of each of the following conditions (subject to any waiver in written form by such Second Closing Purchaser in its absolute discretion):

(a)           Occurrence of First Closing.  The First Closing shall have occurred.

(b)           Completion of QDIE Approval.  All QDIE Approval shall have been completed and obtained by BOCOM Fund.

(c)           Representations and Warranties. The representations and warranties of each Warrantor contained in Article III shall be true, correct, complete and not misleading in all respects as of the Second Closing with the same force and effect as if made as of the Second Closing, except for those representations and warranties (i) that already contain any materiality qualification, which such representations and warranties, to the extent already so qualified, shall instead be true and correct in all respects as so qualified as of such respective dates; and (ii) that address matters only as of a particular date, which representations will have been true correct, complete and not misleading in all respects as of such particular date.

(d)           Performance. Each Warrantor shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and other Transaction Documents to which it is a party that are required to be performed or complied with by it on or before the Second Closing.

(e)           No Material Adverse Effect. Since the date hereof, no event, circumstance or change shall have occurred that, individually or in the aggregate with one or more other events, circumstances or changes, have had or reasonably could be expected to have a Material Adverse Effect on the Company’s or any other Group Company’s business, assets, Liabilities, results of operations, financial condition or prospects.

(f)            Compliance Certificate. The Company shall have delivered to the Second Closing Purchaser a certificate executed and delivered by the Group Companies and the Founders in the form attached hereto as Exhibit C.

SECTION 6.03 Conditions to the Warrantors’ Obligations at each Closing. The obligations of each of the Warrantors to consummate the respective transactions under Sections 2.01 and 2.02 shall be subject to the fulfillment of each of the following conditions (subject to any waiver in written form by it in its absolute discretion):

(a)           Representations and Warranties. The representations and warranties of each applicable Purchaser contained in Article IV shall be true and correct when made and shall be true and correct as of the applicable Closing with the same force and effect as if made as of the applicable Closing.

(b)           Performance of Obligations. Each applicable Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the applicable Closing.

(c)           Transaction Documents. Each Purchaser shall have delivered to the Company each of the Transaction Documents to which it is a party prior to or on the First Closing.

ARTICLE VII

TERMINATION

SECTION 7.01 Effective Date; Termination. This Agreement shall become effective upon execution by all of the Parties hereto and shall continue in force until being terminated in accordance with Section 7.02.

SECTION 7.02  Events of Termination. This Agreement may be terminated as follows:

(a)           at the election of the First Closing Purchaser or the Company on or after sixty (60) days from the date hereof (the “First Long Stop Date”), if the First Closing shall not have occurred on or before such date unless such date is extended by the mutual written consent of the First Closing Purchaser and the Founders, provided that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any Party if the failure of the First Closing to be consummated by the First Long Stop Date results in breach of that Party; provided further that the termination of this Agreement pursuant to this Section 7.02(a) in connection with one certain First Closing Purchaser shall only be applicable to and binding upon such First Closing Purchaser and other applicable Parties to this Agreement in connection with its investment in the Company as contemplated hereunder and shall have no impact or effect on other Purchasers; or

(b)           at any time on or prior to the First Closing, by written consent of all Parties to this Agreement; or

(c)           at the election of the Second Closing Purchaser or the Company on or after one hundred twenty (120) days from the date hereof (the “Second Long Stop Date”), if the Second Closing shall not have occurred on or before such date unless such date is extended by the mutual written consent of the Second Closing Purchaser and the Founders, provided that the right to terminate this Agreement pursuant to this Section 7.02(c) shall not be available to any Party if the failure of the Second Closing to be consummated by the Second Long Stop Date results in breach of that Party; provided further that the termination of this Agreement pursuant to this Section 7.02(c) shall only be applicable to and binding upon the Second Closing Purchaser and other applicable Parties to this Agreement in connection with its investment in the Company as contemplated hereunder and shall have no impact or effect on the First Closing Purchaser.

SECTION 7.03 Survival. The date of termination of this Agreement pursuant to Section 7.02 hereof shall be referred to as “Termination Date”. In the event of termination by the Company and/or the Purchasers pursuant to Section 7.02 hereof, written notice thereof shall forthwith be given to the other Parties and this Agreement shall terminate, and the transaction contemplated hereunder shall be abandoned and rescinded, without further action by the Parties hereto. Each of the applicable Parties shall be relieved of their duties and obligations arising under this Agreement after the Termination Date and such termination shall be without liability to the Party which terminates this Agreement under Section 7.02; provided that such termination shall, unless otherwise agreed by the Parties, be without prejudice to the accrued rights of any Party prior to such termination. This Article VII, Article VIII, Section 5.03, Section 9.10 and Section 9.13 shall survive any termination of this Agreement.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01 Indemnification by the Warrantors. In the event of: (i) any breach or violation of, or inaccuracy or misrepresentation in any representation or warranty made by any Warrantor contained in this Agreement; (ii) the breach or violation of any covenant or agreement by any Warrantor contained in this Agreement; (iii) any Claim of any Governmental Authority or third party or any Liability of any Group Company, whether arising before or after the First Closing, but with respect to a matter which occurred before the First Closing, unless such matter has been disclosed in the Disclosure Schedule; or (iv) any Claims brought against any Purchaser or its officers or directors by any third party as a result of any act or omission by any Warrantor or its directors in breach of its obligations under the Transaction Documents (each of (i), (ii), (iii) or (iv), a “Breach”), the Warrantors shall, jointly and severally, or cause the other Warrantors to, cure such Breach (to the extent that such Breach is curable) to the satisfaction of the Purchasers within sixty (60) days following the Breach. After sixty (60) days following the Breach, the Warrantors shall, jointly and severally, indemnify the Purchasers and its Affiliates, limited partners, members, stockholders, employees, agents and representatives (each, an “Indemnitee”) for any and all losses, Liabilities, damages, liens, Claims, obligations, penalties, settlements, deficiencies, costs and expenses, including without limitation reasonable advisor’s fees and other reasonable expenses of investigation, defense and resolution of any Breach paid, suffered, sustained or incurred by the Indemnitees (each, an “Indemnifiable Loss”), resulting from, or arising out of, or due to, directly or indirectly, any Breach, ALWAYS provided that the Warrantors shall not be obliged to indemnify any Indemnitee unless the aggregate amount of Indemnifiable Loss exceeds US$50,000; further provided that, such Purchaser shall first seek indemnification from the Group Companies, and if the Group Companies are found liable to such Purchaser and do not have sufficient resources (after liquidation, dissolution or similar act) to indemnify such Purchaser, such Purchaser may then seek indemnification from the Founders.

SECTION 8.02 Survival of Representations and Warranties. The representations and warranties of the Warrantors contained in this Agreement shall survive each Closing. The rights and remedies of an Indemnitee in respect of any breach of the representations and warranties by any Warrantor shall not be affected by any of the Closings, by any investigation made by or on behalf of any Indemnitee, by any Indemnitee failing to exercise or delaying the exercise of any of its rights or remedies, by any disclosure by any Warrantor or by any other event or matter whatsoever except a specific and duly authorized written waiver or release.

SECTION 8.03 Breach Notice. If any Purchaser believes that it has a Claim that may give rise to an obligation of any Warrantor pursuant to this Article VIII, it shall give notice thereof to such Warrantor stating specifically the basis on which such Claim is being made, the material facts related thereto, and the amount of the claim asserted; provided that in any event any such notice with respect to a Breach pursuant to Section 8.01 shall be given on a timely basis. In the event of a third party Claim against an Indemnitee for which such Indemnitee is entitled to seek indemnification from the Founders pursuant to this Article VIII, the relevant Purchaser shall, as soon as practically possible, notify the Founders of such third party Claim. Any dispute related to this Article VIII shall be resolved pursuant to Section 9.13.

SECTION 8.04 Covenants of Warrantors. Each of the Warrantors hereby agrees and covenants that it and he will do all such things and undertake all such actions, including without limitation, any applications to and registrations with the governmental authorities and any other protective measures reasonably requested by the Purchasers, to ensure that the agreement of the parties with respect to joint and several liability of the Warrantors under this Agreement, the Shareholders’ Agreement and other ancillary Transaction Documents is given full force and effect.

SECTION 8.05 Limitation on Warrantors’ Liability. In any event, the maximum liability of any Founder for any Indemnifiable Loss under this Agreement to any Purchaser shall be limited to the shares directly or indirectly held by such Founder in the Company.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01 Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Save as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

SECTION 9.02 Entire Agreement. This Agreement, the Transaction Documents and the other documents delivered pursuant hereto and thereto, including any exhibits and schedules hereto and thereto, constitute the full and entire agreement and understanding between the Parties hereto with regard to the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter. No Party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

SECTION 9.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 9.04 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

SECTION 9.05 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of any other Party; (b) waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered by any other Party pursuant hereto; or (c) waive compliance with any of the agreements of any other Party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

SECTION 9.06 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Parties hereto; or (b) by a waiver in accordance with Section 9.05.

SECTION 9.07 No Third Party Beneficiaries. Each of the Indemnitees shall be a third party beneficiary of this Agreement with the full ability to enforce Article VIII of this Agreement as if it were a Party hereto. Except the preceding sentence, this Agreement shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any union or any employee or former employee of any Warrantor, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

SECTION 9.07 Fees and Expenses. If the relevant Closing successfully occurs, the Company shall bear all legal, accounting and out of pocket costs and expenses in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby incurred by itself and applicable Purchasers. Nonetheless the transaction costs to be reimbursed by the Company to the applicable Purchasers shall not exceed US$300,000 in total. If the relevant Closing does not occur, each relevant Party shall bear all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Documents and the transactions contemplated hereby and thereby.

SECTION 9.08 No Finder’s Fees. The Company agrees to indemnify and hold harmless the Purchasers from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of the transaction contemplated herein (and the costs and expenses of defending against such liability or asserted liability) for which the Company, or any of their officers, employees or representatives is responsible.

SECTION 9.09 Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

SECTION 9.10 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party hereto to be notified; (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on Schedule I, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 9.10.

SECTION 9.11 Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile or other electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

SECTION 9.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

SECTION 9.13  Governing Law; Arbitration.

(a)           This Agreement shall be governed by and construed for all purposes under and in accordance with the Laws of Hong Kong without giving effect thereof to the principles of conflict of laws.

(b)           Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within seven (7) days after one Party hereto has delivered to the other Parties involved a written request for such consultation. If within thirty (30) days following the commencement of such consultation the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

(c)           The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”). There shall be three arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice Law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC.

(d)           The arbitration proceedings shall be conducted in Chinese. The arbitration tribunal shall apply the Arbitration Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.13, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.13 shall prevail;

(e)           The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of Hong Kong and shall not apply any other substantive law.

(f)            Each Party hereto shall cooperate with any party to the dispute in making full disclosure of and providing complete access to all information and documents requested by such party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on the Party receiving the request.

(g)           The award of the arbitration tribunal shall be final and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award.

(h)           Any party to the dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

SECTION 9.14 No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Subscription Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no oral statements made by any of the Purchasers or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment; (ii) the Company shall not rely on any such statement by the Purchasers or its representatives; and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Purchasers and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Purchasers shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

SECTION 9.15 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

SECTION 9.16 No Presumption. The Parties acknowledge that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the

Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

SECTION 9.17 Remedies. The Parties hereto, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. Each of the Parties hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In addition, the rights of the Parties hereto set forth in this Agreement shall be in addition to, and not in lieu of, any other rights that they may have in any capacity.

SECTION 9.18 Performance Guarantee. The Founders hereby, jointly and severally, unconditionally and irrevocably guarantee to each Purchaser that the Founders will use their best efforts to ensure the due and punctual performance and observance by the Group Companies of all of their respective obligations, commitments, undertakings, warranties and indemnities under or pursuant to this Agreement and the Transaction Documents (the “Guaranteed Obligations”). If and whenever any Group Company defaults for any reason whatsoever in the performance of any of the Guaranteed Obligations, each of the Founders shall forthwith upon demand by the Purchasers do all things necessary to cause the Company unconditionally perform (or procure performance of) and satisfy (or procure the satisfaction of) the Guaranteed Obligations in regard to which such default has been made in the manner prescribed by this Agreement and the Transaction Documents.

SECTION 9.19  Force Majeure.

(a)           If any Party is affected by Force Majeure, it shall promptly provide a written notice to the other Parties setting forth, in reasonable detail, the nature and extent of the circumstances in question and the reasons for its inability to perform, or for its delay in the performance of, any of its obligations hereunder.

(b)           No Party shall be deemed to be in breach of this Agreement, or otherwise be liable to the other Parties, for any delay in performance or other non-performance of any of its obligations under this Agreement to the extent that the delay or non-performance is due to any Force Majeure of which it is has notified the other Parties, and the obligation in question of the affected party shall be deemed to be suspended and the time for performance of such obligation shall be extended accordingly. For the avoidance of doubt, (i) the obligation in question shall be deemed to be suspended only to the extent that, and for so long as, performance of such obligation is delayed or prevented by Force Majeure; (ii) all other terms and provisions of this Agreement shall remain in full force and effect; and (iii) nothing in this Section 9.19 shall be construed as a release of the affected Party from performance of the suspended obligation after the cessation of Force Majeure.

(c)           The Party invoking Force Majeure shall (i) use all reasonable efforts to remedy the situation and minimize or remove the effects of Force Majeure so far as possible and, subject thereto, comply with its obligations hereunder; (ii) within the shortest time practicable, attempt to resume performance of the obligations suspended by Force Majeure; and (iii) give prompt notice to the other Parties of the cessation of the cause thereof.

SECTION 9.20 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint, and no Purchaser is responsible in any way for the performance or conduct of the other Purchaser in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Purchaser pursuant hereto shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Purchasers. Each Purchaser agrees that no other Purchaser has acted as an agent for such Purchaser in connection with the transactions contemplated hereby.

SECTION 9.21  Language. This Agreement is signed in English language only.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

QINIU LIMITED

By:	/s/ Shiwei Xu
Name: Shiwei Xu
Title: Director

QINIU (CHINA) LIMITED

By:	/s/ Shiwei Xu
Name: Shiwei Xu
Title: Director

Signature Page to Series F Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BEIJING KONGSHAN INFORMATION TECHNOLOGIES CO., LTD. (北京空山信息技术有限公司)

By:	/s/ Shiwei Xu
Name: Shiwei Xu
Title: Legal Representative

Affix Seal: /s/ Seal

SHANGHAI QINIU INFORMATION TECHNOLOGIES CO., LTD. (上海七牛信息技术有限公司)

By:	/s/ Shiwei Xu
Name: Shiwei Xu
Title: Legal Representative

Affix Seal: /s/ Seal

SHANGHAI QINIU WEB TECHNOLOGIES CO., LTD. (上海七牛网络科技有限公司)

By:	/s/ Shiwei Xu
Name: Shiwei Xu
Title: Legal Representative

Affix Seal: /s/ Seal

KONGSHAN NETWORK TECHNOLOGIES (SHANGHAI) CO., LTD. (空山网络科技（上海）有限公司)

By:	/s/ Shiwei Xu
Name: Shiwei Xu
Title: Legal Representative

Affix Seal: /s/ Seal

Signature Page to Series F Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

By:	/s/ Shiwei Xu
Name: Shiwei Xu

By:	/s/ Guihua Lv
Name: Guihua Lv

Signature Page to Series F Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

BOCOM INTERNATIONAL ASSET
MANAGEMENT LIMITED

By:	/s/ Su Fen
Name: Su Fen
Title: Authorized Signatory

By:	/s/ Li Wu
Name: Li Wu
Title: Authorized Signatory

Signature Page to Series F Share Purchase Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

QINIU BOCOM INTERNATIONAL NO.1 EQUITY FUND

By:	/s/ Yi Li
Name: Yi Li
Title: Authorized Signatory

/s/ Seal

Signature Page to Series F Share Purchase Agreement

SCHEDULE A

LIST OF PURCHASERS

(1)                                 BOCOM International Asset Management Limited, a company duly incorporated and validly existing under the Laws of Hong Kong (“BOCOM International” or the “First Closing Purchaser”);

(2)                                 Qiniu BOCOM International No.1 Equity Fund, a contractual privately offered fund formed under the Laws of PRC (“BOCOM Fund” or the “Second Closing Purchaser”).

SCHEDULE B

LIST OF FOUNDERS, HK CO. AND PRC SUBSIDIARIES

SCHEDULE C

SUBSCRIPTION SHARES

Purchaser	Class of Subscription shares	Number of Subscription Shares	Subscription Price (USD)
BOCOM International	Series F Preferred Shares	8,550,976	28,600,000
BOCOM Fund	Series F Preferred Shares	3,408,430	11,400,000
	Total	11,959,406	40,000,000

SCHEDULE D

REPRESENTATIONS AND WARRANTIES OF WARRANTORS

any of its employees, which is not included in the annual budget approved by the board of directors of such Group Company;

(q)                                 terminated any Key Employee; and no Key Employee of any Group Company has resigned, and there is no impending resignation or termination of any Key Employee;

(r)                                    cancelled any material order by any major customer, except in the ordinary course of business;

(s)                                   entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders with the transaction amount in excess of US$100,000, save for entering into employment, confidentiality and non-competition agreements with its respective directors, officers, employees or shareholders in the standard form of the Group Companies and in compliance with the annual budget approved by the board of directors of the relevant Group Companies;

(t)                                    disclosed or allowed to be disclosed, any secret or confidential Intellectual Property, or permitted to lapse or become abandoned, or sold, assigned, or granted any security interest in or to, any Intellectual Property (or any registration or grant thereof or any application relating thereto) to which, or under which, any Group Company has any right, title, interest or license;

(u)                                 suffered any casualty loss or damage with respect to any material assets, whether or not such loss or damage shall have been covered by insurance;

(v)                                 allowed any lease in relation to Leased Real Properties to lapse due to failure to exercise the right to renew such lease pursuant to the terms of such lease;

(w)                               amended,  modified or consented to the termination of any Material Agreement or any Group Company’s rights thereunder other than in the ordinary course of business;

(x)                                 amended or restated any Group Companies’ M&A;

(y)                                 suffered any Material Adverse Effect; or

(z)                                  agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.14 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.14, except as expressly contemplated by this Agreement.

SECTION 3.15 Intellectual Property.

(a)                                 Each Group Company owns or possesses sufficient legal rights to all material Intellectual Properties, and to the Warrantors’ Knowledge, all other Intellectual Properties, as are necessary to the conduct of such Group Company’s Business as now conducted and as presently proposed to be conducted, without any known conflict with or infringement of any right of any other Person or any interest in the same shared by any other Person. Section 3.15 of the Disclosure Schedule contains a complete and accurate list of all Intellectual Property owned, licensed to or used by each Group Company, whether registered or not (“Group Companies’ Owned IP”), and a complete and accurate list of all licenses granted by such Group Company to any third party with respect to any Intellectual Property (“Group Companies’ Licensed IP”, together with Group Companies’ Owned IP referred to as “Group Companies’ IP”). No product or service marketed or sold (or proposed to be marketed or sold) by any Group Company violates or will violate any license or infringe any Intellectual Property rights of any other Person, or is or will be subject to any Claim of any other Person in respect of any common interest in the gains or proceeds from such product or service marketing or sale.

(b)                                 Except as set forth in Section 3.15 of the Disclosure Schedule, the Group Companies’ IP is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part. Each item of Group Companies’ Owned IP registered with a Governmental Authority is in compliance with all applicable Laws, and all filings, payments and other actions required to be made or taken to maintain such Intellectual Property in full force and effect have been made or taken. No item of Group Companies’ Owned IP registered with a Governmental Authority has lapsed or expired or is scheduled to lapse or expire within the next twelve (12) months hereafter.

(c)                                  No Group Company has received any written communications alleging that any Group Company has violated any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights or processes of any other Person. No Group Companies’ IP is subject to any Governmental Order restricting the use of such Intellectual Property or that would impair the validity or enforceability of such Intellectual Property. Neither the execution, delivery or performance of this Agreement or the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby will alter or impair any of the Group Companies’ IP. Except as set forth in Section 3.15 of the Disclosure Schedule, each Group Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with such Group Company’s Business.

(d)                                 Other than with respect to commercially available software products under standard object code license to the customers of the Group Companies, there are no outstanding options, licenses, agreements, claims, Encumbrances or shared interests of any kind on or in connection with any Group Companies’ Owned IP, nor is any Group Company bound by or a party to any options, licenses or agreements of any kind for the benefit of any other Person with respect to Group Companies’ Owned IP.

(e)                                  No proceedings or claims in which any Group Company alleges that any Person is infringing upon, or otherwise violating, any right of the Group Companies in any Group Companies’ IP are pending, and none has been served, instituted or asserted by any Group Company.

(f)                                   None of the Group Employees or the Founders is obligated under any contract (including a contract of employment), or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of their or his best efforts to promote the interests of the Group Companies, or that would conflict with the Business of any

Group Company as presently conducted. To the Warrantors’ Knowledge, it will not be necessary to utilize in the course of any Group Company’s business operations any inventions of any of the Group Company Employees made prior to their employment by the such Group Company, except for inventions that have been validly and properly assigned or licensed to such Group Company as of the date hereof. Each of the Founders and the Key Employee has assigned to the Group Companies all Intellectual Property rights he or she owns that are utilized in or otherwise related to the Group Companies’ Business as presently conducted and as presently proposed to be conducted.

(g)                                  Each Group Company has taken all security measures that in the judgment of a commercially reasonable Person are commercially prudent in order to protect the secrecy, confidentiality, and value of its Intellectual Property. The Founders, the directors, employees and consultants of each Group Company are under written obligation for the benefit of the Group Companies, to maintain in confidence all confidential and proprietary information acquired by them during the course of their employment or engagement and all rights and title to and ownership of all inventions made by any Group Company Employee within the scope of his/her employment during such employment and for a reasonable period thereafter are vested in and remain with the Group Companies.

(h)                                 Except as set forth in Section 3.15(h), no Public Software (as defined below) forms part of any product or service provided by any Group Company (“GC Product or Service”), and no Public Software was or is used in connection with the development of any GC Product or Service or is incorporated into, in whole or in part, or has been distributed with, in whole or in part, any GC Product or Service. As used in this Section 3.15(h), “Public Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software (as defined by the Free Software Foundation), open source software (e.g., Linux or software distributed under any license approved by the Open Source Initiative as set forth www.opensource.org) or similar licensing or distribution models which require the distribution or making available of source code as well as object code of the software to licensees without charge (except for the cost of the medium) and (b) the right of the licensee to modify the software and redistribute both the modified and unmodified versions of the software, including software licensed or distributed under any of the following licenses: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL); (iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the BSD License; or (vi) the Apache License.

SECTION 3.16 Employees.

(i)                                     Section 3.16 of the Disclosure Schedule has set forth the aggregate number of full-time employees employed by the Group Companies.

(j)                                    No Key Employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with such Key Employee’s ability to promote the interest of the Group Companies or that would conflict with the Group Companies’ Business. Neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s Business by the Key Employees will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(k)                                 Except as set forth in Section 3.16(c) of the Disclosure Schedule, each Group Company has complied in all material respects with all applicable Laws related to employment or labor relations, including, without limitation, those in relating to equal opportunity, minimum wages, Social Security Benefits, working hours, overtime payment, holidays and leave, secondment (“Employment Laws”). Each Group Company has, in a timely manner, (i) withheld and paid to the appropriate Governmental Authority all amounts required by applicable Laws to be withheld from any Group Company Employee, including the withholding and payment of all individual income taxes and contributions to Social Security Benefits payable by such Group Company Employee (if any); (ii) paid in full to the appropriate Governmental Authority all amounts required by applicable Laws to be paid, including the payment of all contributions to Social Security Benefits payable by such Group Company, if any; and (iii) paid in full to each Group Company Employee all amounts payable by virtue of applicable Employment Laws and applicable terms of employment applicable to such Group Company Employee, including all wages, overtime payments, bonuses, benefits, severance payments and all compensation due to such Group Company Employee.

(l)                                     To the Warrantors’ Knowledge, no Group Company Employee is in violation of any Governmental Order, or any term of any employment contract, patent disclosure agreement, or other agreement relating to the relationship of any such employee with such Group Company. Except as set forth in Section 3.16 of the Disclosure Schedule, no Group Company is a party to or bound by any currently effective deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation or incentive agreement or arrangement.

(m)                             To the Warrantors’ knowledge, no Key Employee intends to terminate employment with any Group Company, nor does any Group Company have a present intention to terminate the employment of any of the foregoing. Except as required by Law, upon termination of the employment of any such employees, no severance or other payments will become due. The Company has no policy, practice, plan, or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(n)                                 The Company has not made any representations regarding equity incentives to any officer, employees, director or consultant that are inconsistent with the Share Plan.

(o)                                 Section 3.16 of the Disclosure Schedule sets forth each and every employee benefit plan maintained, established or sponsored by any Group Company, or in which any Group Company participates in or contributes to in any jurisdiction, including without limitation, the PRC (the “Employee Benefit Plans”). Save as set out in Section 3.16 of the Disclosure Schedule, there is no other pension, retirement, profit-sharing, deferred compensation, bonus, incentive or other employee benefit program, arrangement, agreement or understanding to which any Group Company contributes, is bound, or under which any employees or former employees (or their beneficiaries) are eligible to participate or derive a benefit. Each Group Company has made all required contributions under all the Employee Benefit Plans, and has complied in all material respects with all applicable laws of any jurisdiction, in relation to the Employee Benefit Plans.

(p)                                 No Group Company is bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Warrantors’ Knowledge, has sought to represent any of the employees, representatives or agents of any Group Company. There is no strike or other material labor dispute involving any Group Company pending, nor is the Company aware of any labor organization activity involving its employees.

(q)                                 To the Warrantors’ Knowledge, none of the Key Employees during the four (4) years immediately prior to the First Closing, has been (a) subject to voluntary or involuntary petition under any applicable bankruptcy laws or any state insolvency laws or the appointment of manager, a receiver or similar officer by a court for his business or property; (b) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (c) subject to any order, judgment, or decree (not subsequently reversed, suspended, or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him/her from engaging, or otherwise imposing limits or conditions on his engagement in any securities, investment advisory, banking, insurance, or other type of business or acting as an officer or director of a public company; or (d) found by a court of competent jurisdiction in a civil action or by any relevant regulatory organization to have violated any applicable securities, commodities, or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated.

SECTION 3.17 Tax.

(r)                                    Each Group Company has duly and timely filed all material Tax Returns as required by Law to have been filed by it and all such Tax Returns are true, correct, and complete in all material respects. Each Group Company has paid in full all Taxes required to be paid by it and no Tax liens (other than for current Taxes not yet due or payable) are currently in effect against any of the assets of any Group Company. The provisions for taxes as shown on the balance sheet included in the Financial Statements are sufficient in all material respects for the payment of all accrued and unpaid applicable taxes of the Group Companies as of the date of each such balance sheet, whether or not assessed or disputed as of the date of each such balance sheet.

(s)                                   No examination or audit of any Tax Returns of any Group Company by any Governmental Authority is currently in progress. No assessment of Tax has been proposed in writing against any Group Company or any of their assets or properties. None of the Group Companies is subject to any waivers or extensions of applicable statutes of limitations with respect to Taxes for any year. None of the Group Companies has incurred any Taxes other than in the ordinary course of business. None of the Group Companies has received any written claim from a Government Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction. None of the Group

Companies is treated as a resident for Tax purposes of, or is otherwise subject to income Tax in, a jurisdiction other than the jurisdiction in which it has been established.

(t)                                    Each Group Company has withheld and paid all material Taxes required to have been withheld and paid in connection with any amounts due, owing to or paid to any Person.

(u)                                 Each Group Company is in compliance in all material respects with all terms, conditions and formalities necessary for the continuance of any Tax exemption, Tax holiday, Tax credit, Tax incentive, Tax refund or other Tax reduction agreement or order available under any applicable Tax Law, or any subsidies, benefits or subsidies previously granted by any Governmental Authority. Each such Tax exemption, Tax holiday, Tax credit, Tax incentive, Tax refund or other Tax reduction agreement or order is expected to remain in full effect throughout the current effective period thereof after the First Closing Date and no Group Company has received any notice (nor has any Group Company received any notice) to the contrary. Each Group Company is in compliance with all transfer pricing requirements in all jurisdictions in which they are required to comply with applicable transfer pricing regulations, and all the transactions between any Group Company and other related Persons (including any Group Company) have been effected on an arm’s length basis. All exemptions, reductions and rebates of material Taxes granted to any Group Company by a Governmental Authority are in full force and effect and have not been terminated as evidenced with valid governmental approvals. None of the Group Companies is responsible for Taxes of any other Person by reason of contract, successor liability, operation of Law or otherwise.

(v)                                 No Group Company will be required to include material amounts in income, or exclude material items of deduction, or qualification for Tax exemption, Tax holiday, Tax credit, Tax incentive or Tax refund, in a taxable period beginning after the First Closing Date as a result of a change in method of accounting occurring prior to the First Closing Date. The transactions contemplated under this Agreement and the Transaction Documents to which a Group Company is a party are not in violation of any applicable Law regarding Tax, and will not result in any Tax exemption, Tax holiday, Tax credit, Tax incentive, Tax refund (or subsidies, benefits or subsidies previously granted by any Governmental Authority) being revoked, cancelled or terminated or trigger any Tax liability for the Group Companies.

(w)                               The Company has never been, with respect to its taxable year during which the First Closing occurs, a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (or any successor thereto). The Company shall use its best efforts to avoid being a “passive foreign investment company” within the meaning of Section 1297 of the Internal Revenue Code of 1986, as amended (or any successor thereto). In connection with a “Qualified Electing Fund” election made by any of the Purchasers’ Partners pursuant to Section 1295 of the Internal Revenue Code of 1986 or a “Protective Statement” filed by any of the Purchasers’ Partners pursuant to Treasury Regulation Section 1.1295-3, as amended (or any successor thereto), the Company shall provide annual financial information to such Purchasers in such other form as may be required to reflect changes in applicable law as soon as reasonably practicable following the end of each taxable year of the Company (but in no event later than 90 days following the end of each such taxable year), and shall provide such Purchasers with access to such other Company information as may be required for purposes of filing U.S. federal income tax returns of such Purchasers’ Partners in connection with any such Qualified

Electing Fund election or Protective Statement. In the event that any of the Purchasers’ Partners who has made a “Qualified Electing Fund” election must include in its gross income for a particular taxable year its pro rata share of the Company’s earnings and profits pursuant to Section 1293 of the United States Internal Code of 1986, as amended (or any successor thereto), the Company agrees to make a dividend distribution to such Purchasers (no later than 90 days following the end of the Company’s taxable year or, if later, 90 days after the Company is informed by Purchasers that any of such Purchasers’ Partners has been required to recognize such an income inclusion) in an amount equal to 50% of the amount that would be included by such Purchasers if such Purchasers were “United States persons” as such term is defined in Section 7701(a)(30) of the Code and had such Purchasers made valid and timely “Qualified Electing Fund” elections which were applicable to such taxable year.

SECTION 3.18 Corporate Documents.  The memorandum and articles of association, and all other constitutional documents (or analogous constitutional documents) of each Group Company are in the form provided to the Purchasers. A copy of the minute books of each Group Company has been provided to the Purchasers and such copy contains minutes of all meetings of directors and shareholders of each Group Company and all actions by written consent without a meeting by the directors and shareholders of each Group Company since the date of its incorporation and accurately reflects all actions by the directors (and any committee of directors) and shareholders of each Group Company with respect to all transactions referred to in such minutes in all material respects.

SECTION 3.19 Financial Statements.

(a)                                 True and complete copies of the consolidated balance sheet of each PRC Subsidiary ended as of August 31, 2018 (the “Statement Date”), and the related unaudited statements of income, retained earnings, shareholders’ equity and changes in financial position of each Group Company, together with all related notes and schedules thereto, accompanied by the reports thereon of each Group Company’s accountants (collectively referred to herein as the “Financial Statements”) have been delivered by the Warrantors to the Purchasers prior to the date hereof.

(b)                                 The Financial Statements (A) were prepared in accordance with the books of account and other financial records of the Group Companies; and (B) present fairly in all material respects the financial condition and results of operations of the Group Companies as of the dates thereof or for the periods covered thereby, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments not exceeding 5% of the data before adjustment. The Financial Statements were prepared in accordance with the accounting principles, standards and practices applied on a basis consistent with the past practices of the Group Companies. Except as set forth in the Financial Statements, the Group Companies do not have any liabilities or obligations, contingent or otherwise, as of the Statement Date, other than (i) liabilities incurred in the ordinary course of business subsequent to the Statement Date; or (ii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements. Reserves are reflected on the Financial Statements against all Liabilities of the Group Companies in amounts that have been established on a basis consistent with the past practices of the Group Companies.

(c)                                  The books of account and other financial records of each Group Company: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with applicable accounting Law, principles, standards and practices, in each case, applied on a basis consistent with the past practices of such Group Company, as the case may be; (ii) are complete and correct, and do not contain or reflect any material inaccuracies or discrepancies; and (iii) have been maintained in accordance with good business and accounting practices. The Group Companies maintain and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

SECTION 3.20 Insurance.

(a)                                 Section 3.20 of the Disclosure Schedule provides a complete list of each Group Company’s insurance policies currently in effect.

(b)                                 No Group Company has done or omitted to do or suffered anything to be done or not to be done other than any acts in the ordinary course of business which has or would render any policies of insurance taken out by it or by any other Person in relation to any such Group Company’s assets void or voidable or which would result in an increase in the rate of premiums on the said policies and there are no claims outstanding and no circumstances which would give rise to any claim under any such policies of insurance.

SECTION 3.21 Non-competition; No Dispute. No Founder is planning to work less than full time at the Group Companies in the foreseeable future. Other than as contemplated under this Agreement and the Transaction Documents, each Founder is not and, to the Warrantors’ Knowledge, none of the Group Company Employees, consultants or independent contractors, currently or previously employed or otherwise engaged by any Group Company is, (a) in violation of any current or prior employment, confidentiality, non-competition or non-solicitation obligations to such Group Company; or (b) directly, or indirectly, owning, managing, engaged in, operating, Controlling, working for, consulting with, rendering services for, doing business with, maintaining any interest in (proprietary, financial or otherwise) or participating in the ownership, management, operation, or Control of, any business which is in competition with the Business, whether in corporate, proprietorship or partnership form or otherwise.

SECTION 3.22 Receivables. Section 3.22 of the Disclosure Schedule sets forth the Receivables of the Group Companies at an amount exceeding RMB2,000,000 as of the Statement Date, revealing separately the outstanding Receivables due for (a) 365 days or less; or (b) over 365 days. Except for the amounts reserved in the Financial Statements (if any), all the Receivables reflected on the Financial Statements are, and those Receivables existing on the First Closing Date and First Closing Date will be, accrued in the ordinary course of business of such Group Company, and except the amounts reserved in the Financial Statements, shall or will constitute (as the case may be) the effective and undisputed claims held solely by the Group Companies, that is not subject to any offset right or other defenses or counterclaims (not including any normal cash discount accruable in the ordinary course of business consistent with its past practices). All the Receivables, either reflected in the Financial Statements or those accrued from the date of such statement until the First Closing Date, are effective Receivables (except for the bad debt reserves as reflected in the Financial Statements), and the Group Companies reasonably believe, that such Receivables have been collected, are collectible or will be collectible in 360 days after the First Closing Date, without the need of litigation or other special method of collection.

SECTION 3.23 Entire Business. Except as set forth in Section 3.23 of the Disclosure Schedule, there are no facilities, services, assets or properties shared with any Person other than the sharing between any two or more Group Companies.

SECTION 3.24 Control Documents.

(c)                                  Each executed Control Document constitutes a valid and legally binding obligation of the parties named therein and is enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.

(d)                                 Each Control Document is in proper legal form under applicable Law of the PRC for the enforcement thereof against each of the parties thereto in the PRC without further action by any of them except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(e)                                  The execution and delivery by each party named in each Control Document, and the performance by such party of its obligations thereunder and the consummation by it of the transactions contemplated therein shall not (i) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its corporate documents as in effect at the date hereof, any applicable Laws, or any contract to which a member of the Group Companies is a party or by which a member of the Group Companies is bound; (ii) accelerate, or constitute an event entitling any Person to accelerate, the maturity of any indebtedness or other liability of any member of the Group Companies or to increase the rate of interest presently in effect with respect to any indebtedness of any member of the Group Companies; or (iii) result in the creation of any Encumbrance upon any of the properties or assets of any member of the Group Companies.

(f)                                   All consents required in connection with the Control Documents have been made or unconditionally obtained in writing, and no such consent has been withdrawn or is subject to any condition precedent which has not been fulfilled or performed.

(g)                                  Each Control Document is in full force and effect and no party to any Control Document is in breach or default in the performance or observance of any of the terms or provisions of such Control Document. None of the parties to any Control Document has sent or received any communication regarding termination of or intention not to renew any Control

Document, and no such termination or non-renewal has been threatened by any of the parties thereto.

SECTION 3.25 Insolvency. No Action has been initiated, or threatened to be initiated, nor has any petition or resolution been adopted by any Group Company, in respect of dissolution, liquidation, winding-up, insolvency, bankruptcy or receivership of any Group Company or appointment of a receiver, liquidator, assignee, custodian, trustee (or the alike) of any Group Company or for any assets of any Group Company.

SECTION 3.26 Disclosure. The Warrantors have provided the Purchasers with all the information available to them that the Purchasers have requested for deciding whether to purchase the Subscription Shares all information that is necessary to enable the Purchasers to make such decision, including certain of financial projections with respect to the Company. The Warrantors are not aware of any material facts pertaining to the Warrantors, the Group Companies or the Business which have not been disclosed in this Agreement, the Disclosure Schedule or the Financial Statements. Neither this Agreement (including the Disclosure Schedule) nor any Transaction Documents or any other agreements, written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

SCHEDULE E

REPRESENTATIONS AND WARRANTIES OF PURCHASERS

SCHEDULE F

DISCLOSURE SCHEDULE

No.	Suffix	Domain Name	Expiration Date
23	.com	qiniublob.com	May 13, 2019
24	.org	qiniudoc.org	May 13, 2019
25	.com	qiniug.com	June 11, 2019
26	.com	qiniuimg.com	March 5, 2019
27	.com	qiniuinc.com	March 6, 2019
28	.com	qiniurs.com	November 28, 2020
29	.com	七牛云.com (xn—7gq6m992g.com)	July 28, 2019
30	.com	clouddn.com	April 14, 2020
31	.com	qiniucdn.com	January 30, 2020
32	.com	qiniudns.com	July 30, 2019
33	.com	qiniupkg.com	June 25, 2020
34	.com	qiniutek.com	March 6, 2020
35	.org	qiniu.org	June 4, 2020
36	.in	qiniu.in	December 23, 2018
37	.com	qiniudns2.com	August 28, 2020
38	.us	qiniu.us	June 3, 2019
39	.com	qnssl.com	November 2, 2020
40	.org	staticfile.org	March 29, 2019
41	.com	qiniu-solutions.com	February 18, 2018
42	.com	qiniu-enterprise.com	April 7, 2019
43	.com	cloudvdn.com	February 24, 2019
44	.com	qiniudn.com	August 30, 2020
45	.net	qiniudns.net	August 23, 2019
46	.net	qnydns.net	August 23, 2019
47	.com	qnydns.com	August 23, 2019
48	.com	cvoda.com	August 19, 2019
49	.com	cvodb.com	August 19, 2019
50	.io	qiniu.io	June 28, 2021
51	.net	qiniucloud.net	May 12, 2019
52	.com	qiniup.com	November 28, 2020
53	.cn	qiniu.com.cn	May 8, 2019
54	.com	qiniukodo.com	October 8, 2019
55	.com	qiniu.com	November 8, 2024
56	.com	qiniucc.com	December 4, 2019
57	.com	qiniuapi.com	April 1, 2020
58	.org	ecug.org	October 15, 2019
59	.com	fusionappl.com	December 17, 2019
60	.org	goscript.org	December 5, 2019

No.	Suffix	Domain Name	Expiration Date
61	.us	my521.us	June 24, 2019
62	.info	qnlang.info	December 2, 2018
63	.com	qnlang.com	December 1, 2018
64	.net	qnlang.net	December 1, 2018
65	.org	qnlang.org	December 2, 2018

2.                        Patents and Know-How

(1)                   The Shanghai Company-1 owns the following patent:

No.	Patent	Patent Number
1	吉祥物（牛）	201330482081.X
2	数据管理装置及方法	201310355089.9
3	一种文件系统的用户操作发现方法和装置	201110302797.7

(2)                   The Shanghai Company-1 owns the following patent application:

No.	Patent Applications	Patent Application Number
1	一种媒体文件播放方法以及装置	201810268936.0
2	一种媒体播放方法以及装置	201810268938.X
3	一种媒体文件读取方法及装置、多媒 体播放系统	201810268945.X
4	视频分类模型训练方法、装置、存储 介质及电子设备	201711420935.5
5	视频分类方法、装置、存储介质及电 子设备	201711424663.6
6	视频分类方法、装置、存储介质及电 子设备	201711424730.4
7	一种负载均衡方法以及系统	201710858467.3
8	一种文件存储方法、系统及计算机存 储介质	201710480364.8
9	一种分布式存储内存管理方法、系统 及计算机存储介质	201710480382.6
10	一种流式实时转码点播方法及系统	201710199878.6
11	业务协议指标数据收集方法及系统	201710199902.6
12	一种网络推流质量的优化方法及优化 系统	201710199908.3

No.	Patent Applications	Patent Application Number
13	一种跨机房数据中心两层代理的网络 请求处理系统及方法	201611211424.8
14	一种容器访问方法、装置以及系统	201611211425.2
15	一种时序数据库的集群化方法及系统	201611211434.1
16	一种时序数据库的数据删除方法及系 统	201611211435.6
17	一种文件操作方法、装置以及系统	201611211436.0
18	断点上传方法及系统	201510546570.5
19	一种存储空间回收的方法及存储系统	201510477662.2

(3)                   The Shanghai Company-1 owns the following international patent application:

No.	Patent Applications	Patent Application Number
1	一种网络推流质量的优化方法及 优化系统	PCT/CN2018/079677
2	一种文件存储方法、系统及计算 机存储介质 系统及计算机存储介质	PCT/CN2018/079683
3	一种分布式存储内存管理方法、	PCT/CN2018/079685
4	视频分类模型训练方法、装置、 存储介质及电子设备	PCY/CN2018/079907

3.                 Trademarks

(1)                   WFOE owns the following registered trademark:

No.	Trademark	Registration Number	Registration Date	Expiration Date	Type
1		10791344	June 28, 2013	June 27, 2023	42

2		14056050	April 21, 2015	April 20, 2025	42

3		14056063	April 21, 2015	April 20, 2025	42

4		16575763	May 14, 2016	May 13, 2026	42

5		16575845	May 14, 2016	May 13, 2026	42

No.	Trademark	Registration Number	Registration Date	Expiration Date	Type
6		16575865	May 14, 2016	May 13, 2026	42

7		16575944	May 14, 2016	May 13, 2026	42

8		16576047	May 14, 2016	May 13, 2026	42

9		17237348	August 28, 2016	August 27, 2026	42

10		17237349	August 28, 2016	August 27, 2026	9

11		17338454	September 7, 2016	September 6, 2026	42

12		17349143	September 7, 2016	September 6, 2026	9

13		17349144	September 7, 2016	September 6, 2026	9

14		17349145	September 7, 2016	September 6, 2026	9

15		17349146	September 7, 2016	September 6, 2026	9

16		17349147	September 7, 2016	September 6, 2026	9

17		18804023	February 14, 2017	February 13, 2027	42

18		18804024	February 14, 2017	February 13, 2027	42

19		19068787	March 14, 2017	March 13, 2027	41

20		19068789	March 14, 2017	March 13, 2027	38

21		19068790	March 14, 2017	March 13, 2027	35

22		19068791	March 14, 2017	March 13, 2027	41

		Registration	Registration	Expiration
No.	Trademark	Number	Date	Date	Type
23		19171161	April 7, 2017	April 6, 2027	42
24		19171162	April 7, 2017	April 6, 2027	41
25		19171215	April 7, 2017	April 6, 2027	38
26		19171217	March 21, 2018	March 20, 2028	9
27		19214123	April 14, 2017	April 13, 2027	42
28		19214124	February 28, 2018	February 27, 2028	9
29		26085876	August 14, 2018	August 13, 2028	9
30		26085866	August 14, 2018	August 13, 2028	42
31		23724567	April 14, 2018	April 13, 2028	42
32		20174724	July 21, 2017	July 20, 2027	42
33		20142263	October 14, 2017	October 13, 2027	42
34		20142262	October 14, 2017	October 13, 2027	42
35		19790815	June 21, 2017	June 20, 2027	9
36		19790814	June 21, 2017	June 20, 2027	42

(2)  WFOE is in the process of applying for registration of the following trademark:

		Application	Application/Registration
No	Trademark	Number	Date	Type
1		23500300	April 10,2017	42

		Application	Application/Registration
No.	Trademark	Number	Date	Type
2		23500333	April 10,2017	42
3		23724848	April 21, 2017	9
4		23724786	April 21, 2017	42
5		23724557	April 21, 2017	9
6		23500467	April 10,2017	9
7		23500338	April 10,2017	9
8		23500323	April 10,2017	9
9		23500026	April 10,2017	9
10		23499959	April 10,2017	9
11		19068788	February 3, 2016	38
12		17349148	July 3, 2015	9
13		17349142	July 3, 2015	9
14		17349141	July 3, 2015	9
15		17338455	July 2, 2015	9
16		17338453	July 2, 2015	9

(3)  The Shanghai Company-1 owns the following registered trademark:

		Registration	Registration	Expiration
No	Trademark	Number	Date	Date	Type
1		20555164	October 21, 2017	October 20, 2027	42

		Registration	Registration	Expiration
No	Trademark	Number	Date	Date	Type
2		20555069	August 28, 2017	August 27, 2027	9
3		21625690	December 7, 2017	December 6, 2027	45

(4)             The Shanghai Company-1 is in the process of applying for registration of the following trademark:

		Application	Application/Registration
No.	Trademark	Number	Date	Type
1		21567940	October 14, 2016	42
2		21625691	October 20, 2016	36
3		21882177	November 11, 2016	9
4		31344054	June 1, 2018	41
5		31330490	June 1, 2018	35
6		23724750	April 21, 2017	42

4.      Registered Software Copyrights

(1)  The Shanghai Company-1 owns the following registered software copyright:

		Registration		Initial Publishing
No.	Software	Number	Registration Date	Date
1	业管理软件 （简称：云存 储）V1.1	2013SR114152	October 25, 2013	May 31, 2012
2	七牛云数据处 理系统 V1.0	2015SR201698	October 21, 2015	July 9, 2014
3	七牛云数据融 合分发系统 V1.0	2016SR061145	March 24, 2016	June 30, 2015
4	七牛公共平台 服务系统 V1.0	2015SR226114	November 18, 2015	August 1, 2014

No.	Software	Registration Number	Registration Date	Initial Publishing Date
5	七牛云图片处 理系统 V1.0	2016SR048723	March 9, 2016	August 1, 2014
6	七牛云音视频 处理系统 V1.0	2016SR048499	March 9, 2016	August 1, 2014
7	七牛云直播软 件 V1.0	2016SR046218	March 7, 2016	August 1, 2015
8	七牛容器虚拟 化服务管理系 统 V1.0	2016SR062865	March 28, 2016	August 1, 2014
9	七牛多媒体直 播流智能调度 软件 V1.0	2016SR206068	August 4, 2016	August 1, 2015
10	七牛云直播采 集推流软件 V1.0	2016SR206775	August 5, 2016	August 1, 2015
11	七牛云直播开 发者服务控制 台软件 V1.0	2016SR205795	August 4, 2016	August 1, 2015
12	七牛云直播管 理组件软件 V1.0	2016SR205091	August 4, 2016	August 1, 2015
13	七牛云直播拉 流播放软件 V1.0	2016SR214534	August 11, 2016	August 1, 2015
14	七牛云第三方 数据接入和处 理软件 V1.0	2016SR222483	August 17, 2016	May 26, 2015
15	七牛云用户自 定义数据处理 系统 V1.0	2016SR225918	August 19, 2016	August 1, 2014
16	七牛云深度学 习平台软件 V1.0	2017SR565074	October 12, 2017	July 1, 2017
17	七牛云图片鉴 黄软件 V1.0	2017SR565302	October 12, 2017	August 1, 2016
18	七牛云报表工 作室软件 V1.0	2018SR106769	February 10, 2018	August 1, 2016

No.	Software	Registration Number	Registration Date	Initial Publishing Date
19	七牛云大数据 工作流引擎软 件 V1.0	2018SR106805	February 10, 2018	August 1, 2016
20	七牛云日志检 索服务软 件 V1.0	2018SR106768	February 10, 2018	August 1, 2016
21	七牛云时序数 据库软件 V1.0	2018SR106767	February 10, 2018	August 1, 2016
22	七牛云图片鉴 暴恐软件 V1.0	2018SR106800	February 10, 2018	October 20, 2017
23	七牛云政治人 物识别软件 V1.0	2018SR106766	February 10, 2018	October 20, 2017
24	七牛云短视频 （Android 版）V1.0	2018SR222786	March 30, 2018	July 25, 2017
25	七牛云播放器 软件（IOS 版）	2018SR324568	May 10, 2018	January 5, 2016
26	七牛云短视频 软件（IOS 版）	2018SR324567	May 10, 2018	July 25, 2017

(2)  The WFOE owns the following registered software copyright:

No.	Software	Registration Number	Registration Date	Initial Publishing Date
1	空山一站式 数据托管平 台系统 V1.0	2015SR242412	December 3, 2015	July 31, 2012
2	空山直播推 流软件 （Android 版）	2017SR577902	October 20, 2017	July 25, 2017

(3)  The Shanghai Company-1 owns the following registered art works copyright:

No.	Art works	Registration Number	Registration Date	Initial Publishing Date
1	七牛牛头	沪作登字-2016- F-00703783	September 29, 2016	November 1, 2011
2	牛小七表情 之不找对象	沪作登字-2017- F-00833362	April 28, 2017	December 12, 2015
3	我还能再写 一行代码	沪作登字-2017- F-00833355	April 28, 2017	December 12, 2015
4	牛小七表情 之我很欣赏 你	沪作登字-2017- F-00833359	April 28, 2017	December 12, 2015
5	牛小七表情 之谢谢老板	沪作登字-2017- F-00833358	April 28, 2017	December 12, 2015
6	这里不可能 有 bug	沪作登字-2017- F-00833366	April 28, 2017	December 12, 2015
7	牛小七表情 之熊孩子退 散	沪作登字-2017- F-00833357	April 28, 2017	December 12, 2015
8	牛小七表情 之年年有余	沪作登字-2017- F-00833363	April 28, 2017	December 12, 2015
9	牛小七表情 之吃瓜群众	沪作登字-2017- F-00833360	April 28, 2017	December 12, 2015
10	牛小七表情 之新年快乐	沪作登字-2017- F-00833365	April 28, 2017	December 12, 2015
11	牛小七表情 之新年好	沪作登字-2017- F-00833351	April 28, 2017	December 12, 2015
12	牛小七表情 之抢红包	沪作登字-2017- F-00833364	April 28, 2017	December 12, 2015

No.	Art works	Registration Number	Registration Date	Initial Publishing Date
13	牛小七表情 之工作使我 快乐	沪作登字-2017- F-00833356	April 28, 2017	December 12, 2015
14	牛小七表情 之财源滚滚	沪作登字-2017- F-00833353	April 28, 2017	December 12, 2015
15	牛小七表情 之不修电脑	沪作登字-2017- F-00833361	April 28, 2017	December 12, 2015
16	人生苦短， 我用 golang	沪作登字-2017- F-00833349	April 28, 2017	December 12, 2015
17	牛小七表情 之错过一个 亿	沪作登字-2017- F-00833352	April 28, 2017	December 12, 2015
18	胖了都比你 好看	沪作登字-2017- F-00833354	April 28, 2017	December 12, 2015
19	牛小七表情 之厉害了	沪作登字-2017- F-00833350	April 28, 2017	December 12, 2015
20	牛小七表情 之微笑拒绝	沪作登字-2017- F-00824258	April 14, 2017	December 12, 2015
21	吉祥物（牛 小七）	沪作登字-2017- F-00814966	March 31, 2017	November 20, 2015
22	牛小七手办- KODO	沪作登字-2017- F-00863414	June 15, 2017	November 20, 2015
23	牛小七手办- PILI	沪作登字-2017- F-00863415	June 15, 2017	November 20, 2015
24	牛小七手办- PUSION	沪作登字-2017- F-00863416	June 15, 2017	November 20, 2015

No.	Art works	Registration Number	Registration Date	Initial Publishing Date
25	牛小七手办- DORA	沪作登字-2017- F-00863417	June 15, 2017	November 20, 2015

5.      Other Intellectual Properties

(1)             The Shanghai Company-1 owns Wechat Subscription Number “qiniutek”.

(2)             The Shanghai Company-1 owns Weibo ID “七牛云”.

Section 3.15(h)

As of the date hereof, the following Public Software are used in connection with GC Product or Service:

(1)             Alertmanager

(2)             Alluxio

(3)             Ansible

(4)             antd

(5)             cAdvisor

(6)             Caffe

(7)             Caffe2 Grafana

(8)             Calico

(9)             Cassandra3

(10)      Celery

(11)      Ceph

(12)      CNI

(13)      Consul

(14)      Contour

(15)      Docker

(16)      dpdk

(17)      Driud2

(18)      Drone

(19)      druid

(20)      eggjs

(21)      elasticsearch

(22)      Etcd

(23)      ffmpeg

(24)      flume

(25)      GDB

(26)      gitlab

(27)      golang

(28)      grafana

(29)      hadoop

(30)      haproxy

(31)      Helm

(32)      Imagemagick

(33)      InfluxDB

(34)      Istio

(35)      iTop

(36)      jenkins

(37)      jitamin

(38)      Jmeter

(39)      kafka

(40)      kibana

(41)      Kubernetes

(42)      Kube-State-Metrics

(43)      leveldb

(44)      linux

(45)      memcache

(46)      Mesos

(47)      Metabase

(48)      mobx

(49)      mongodb

(50)      Mxnet

(51)      mysql

(52)      Neutron

(53)      nginx

(54)      Node-Exporter

(55)      nodejs

(56)      Nsq

(57)      Opencv

(58)      OpenLDAP

(59)      openresty

(60)      Openstack

(61)      OpenVPN

(62)      openvswitch

(63)      prometheus

(64)      pytorch

(65)      Rabbitmq

(66)      Rabbitmq-Exporter

(67)      react

(68)      redis

(69)      Redis-Exporter

(70)      rocketmq

(71)      RocksDB

(72)      spark

(73)      Tensorflow

(74) wordpress

(75) Zabbix

(76) zeppelin

(77) zookeeper

SECTION 3.16 Employees.

Section 3.16(a)

As of August 31, 2018, the Group Companies have employed 817 full-time employees in aggregate and 75 part-time employees.

Section 3.16(c)

Please refer to SECTION 3.01.

Section 3.16(d)

The Company has adopted the 2013 Share Plan, under which it will issue options corresponding to up to 12,107,143 Ordinary Shares (as adjusted) to its employees, directors, consultants and other qualified persons.

Section 3.16(h)

On September 1, 2016, The WFOE, the Beijing Company and the Shanghai Company-1 signed the Entrustment Contract on Personal Management (《委托人事管理合同》) respectively with Shanghai Foreign Service Co., Ltd. (上海市对外服务有限公司). According to the provisions of the Entrustment Contract on Personal Management, Shanghai Foreign Service Co., Ltd. provides Life Security, Medical Treatment Security, Security for Critical Illness and Medical Treatment Security for Only-Child. For employees of the WFOE, the Beijing Company and the Shanghai Company-1.

SECTION 3.20 Insurance.

Section 3.20(a)

Please refer to Section 3.16(h).

SECTION 3.22 Receivables.

No.	Payer	Amount (RMB)	Due
1	上海幻电信息科技有限公司	43,284,522	3 months
2	上海熊猫互娱文化有限公司	26,632,530	3 months
3	深圳市云中飞网络科技有限公司	13,173,227	3 months
4	北京达佳互联信息技术有限公司	8,073,187	3 months
5	北京锐安科技有限公司	7,171,500	3 months

No.	Payer	Amount (RMB)	Due
6	杭州海康威视数字技术股份有限公司	6,230,463	3 months
7	北京陌陌信息技术有限公司	5,007,308	3 months
8	分享一下(北京)科技有限公司	4,592,851	3 months
9	太仓聚一堂网络科技有限公司	4,256,628	3 months
10	北京蓝城兄弟信息技术有限公司	4,056,592	3 months
11	南京茂君信息科技有限公司	3,937,401	3 months
12	北京晓明筑梦数据服务有限公司	3,844,129	3 months
13	深圳市大疆创新科技有限公司	3,821,468	3 months
14	成都二次元动漫有限公司	3,584,643	3 months
15	上海斯干网络科技有限公司	3,555,417	3 months
16	杭州当虹科技有限公司	2,976,667	3 months
17	飞狐信息技术（天津）有限公司	2,948,129	3 months
18	北京懂球帝科技有限公司	2,334,348	3 months
19	创盛视联数码科技（北京）有限公司	2,307,569	3 months
20	北京国双科技有限公司	2,166,667	3 months
21	国广东方网络（北京）有限公司	2,154,480	3 months
22	北京昂蓝科技有限公司	2,029,224	3 months

SECTION 3.23 Entire Business.

None.

SECTION 3.24                   Control Documents.

The Group Companies (as applicable) have entered into the following Control Documents:

1.      The Control Documents related to the Beijing Company:

Name of the Documents	Date	Parties
独家技术咨询和管理服务协议	February 24, 2012	The Beijing Company and the WFOE
独家技术咨询和管理服务协议之补充协议	Jan 28, 2013	The Beijing Company and the WFOE
股权出质协议	May 22, 2017	The WFOE, Mr. Shiwei Xu and Mr. Guihua Lv
购买期权协议	February 24, 2012	The WFOE and Mr. Guihua Lv
购买期权协议	February 24, 2012	The WFOE and Mr. Shiwei Xu

业务经营协议	February 24, 2012	The WFOE, the Beijing Company, Mr. Shiwei Xu and Mr. Guihua Lv
授权委托书	February 24, 2012	Mr. Shiwei Xu
授权委托书	February 24, 2012	Mr. Guihua Lv
配偶同意函	June 17, 2014	Ms. Mingxing Chen
配偶同意函	June 17, 2014	Ms. Pei Zhou

2.      The Control Documents related to the Shanghai Company-1:

Name of the Document	Date	Parties
独家技术咨询和管理服务协议	February 24, 2012	The Shanghai Company-1 and the WFOE
独家技术咨询和管理服务协议之补充协议	Jan 28, 2013	The Shanghai Company-1 and the WFOE
股权出质协议	June 17, 2014	The WFOE, Mr. Shiwei Xu and Mr. Guihua Lv
购买期权协议	February 24, 2012	The WFOE and Mr. Guihua Lv
购买期权协议	February 24, 2012	The WFOE and Mr. Shiwei Xu
业务经营协议	February 24, 2012	The WFOE, the Shanghai Company-1, Mr. Shiwei Xu and Mr. Guihua Lv
授权委托书	February 24, 2012	Mr. Shiwei Xu
授权委托书	February 24, 2012	Mr. Guihua Lv
配偶同意函	June 17, 2014	Ms. Mingxing Chen
配偶同意函	June 17, 2014	Ms. Pei Zhou

3.      The Control Documents related to the Shanghai Company-2:

Name of the Document	Date	Parties
独家技术咨询和管理服务协议	Jan 28, 2013	The Shanghai Company-2 and the WFOE
股权出质协议	Jan 28, 2013	The WFOE, Mr. Shiwei Xu and Mr. Guihua Lv
购买期权协议	Jan 28, 2013	The WFOE and Mr. Guihua Lv
购买期权协议	Jan 28, 2013	The WFOE and Mr. Shiwei Xu
业务经营协议	Jan 28, 2013	The WFOE, the Shanghai Company-2, Mr. Shiwei Xu and Mr. Guihua Lv
授权委托书	Jan 28, 2013	Mr. Shiwei Xu

授权委托书	Jan 28, 2013	Mr. Guihua Lv
配偶同意函	June 17, 2014	Ms. Mingxing Chen
配偶同意函	June 17, 2014	Ms. Pei Zhou

Exhibit 1

#	Name	Signing Party	The Other Party	Date	Content
1.	白山云CDN技术服务合同	Shanghai Company-1	贵州白山云科技有限公司	April 1, 2017	自2017年4月1日起采购白山云提供的为期一年的CDN技术服务，收费标准以本合同附件一为准。
2.	补充协议	Shanghai Company-1	贵州白山云科技有限公司	March 1, 2018	双方2017年4月1日签订的《白山云CDN技术服务合同》的有效期延长至2019年3月31日，并自2018年3月1日起执行本补充协议约定的CDN加速服务单价。
3.	补充协议（二）	Shanghai Company-1	贵州白山云科技有限公司	——	自2018年5月1日起执行本补充协议约定的CDN加速服务单价。
4.	框架服务协议	Shanghai Company-1	阿里云计 算有限公 司	April 16, 2018	阿里云计算有限公司Shanghai Company-1提供云计算产品及服务（CDN 服务），本协议有效期为2017 年6 月1 日至2019 年6月30 日。
5.	框架服务协议	Shanghai Company-1	阿里云计 算有限公 司	April 16, 2018	阿里云计算有限公司Shanghai Company-1提供云计算产品及服务（存储服务），本协议有效期为2017 年6 月1 日至2019 年6月30 日。
6.	合作框架协议	Shanghai Company-1	阿里云计 算有限公 司	May 27, 2017	阿里云计算有限公司向Shanghai Company-1提供云计算产品及服务，本协议有效期为2017 年6 月1 日至2020 年5 月31 日，到期后双方协商续约。

#	Name	Signing Party	The Other Party	Date	Content
7.	托管服务合 同	Shanghai Company-1	北京天地 祥云科技 有限公司	April 6, 2017	北京天地祥云科技有限公司向Shanghai Company-1提供服务器托管业务，本协议有效期为2017 年4 月6 日至2018 年4 月5日，到期后双方无异议自动续期一年，以此类推。
8.	数据中心托管服务合同	Shanghai Company-1	广东浩云 长盛网络 股份有限 公司	/	广东浩云长盛网络股份有限公司向Shanghai Company-1提供服务器托管业务，本协议有效期为2018 年4 月1 日至2019 年3月31 日，到期后双方无异议自动续期一年，总次数不限。
9.	百度云产品服务协议	Shanghai Company-1	北京百度网讯科技有限公司	February 8, 2018	北京百度网讯科技有限公司向Shanghai Company-1提供百度云产品服务，本协议有效期为2018年2月8日至2019年2月7日。
10.	网银互联IDC服务协议	Shanghai Company-1	杭州网银互联科技股份有限公司	August 21, 2018	杭州网银互联科技股份有限公司向Shanghai Company-1提供IDC服务，本协议有效期为12个月；有效期届满前15天双方无异议的，自动续期12个月，以此类推。
11.	又拍云服务合同	Shanghai Company-1	杭州又拍云科技有限公司	August 10, 2016	委托又拍云自2016年8月10日起提供为期一年的又拍云服务（期限届满双方均无异议的，自动续期，无须重签合同），收费标准以双方协商一致的价格为准。
12.	网络优化综合服务合同	Shanghai Company-1	上海帝联信息科技股份有限公司	/	委托上海帝联自2016年10月8日起提供为期一年的又拍云服务（期限届满双方均无异议的，自动续期，以此类推），收费标准以双方协商一致的价格为准。

#	Name	Signing Party	The Other Party	Date	Content
13.	宽惠科技数据中心服务主协议	Shanghai Company-1	上海宽惠网络科技股份有限公司	July 25, 2017	上海宽惠网络科技股份有限公司向Shanghai Company-1提供数据中心服务，服务期为一年，自2017年7月25日起算；到期双方无异议的，自动续期，以此类推。
14.	托管云服务合同	Shanghai Company-1	上海逸云信息科技发展有限公司	/	上海逸云信息科技发展有限公司向Shanghai Company-1提供租用机柜空间及带宽流量服务，服务期为2018年5月1日至2019年4月30日；到期双方无异议的，自动续期，以此类推。
15.	云帆加速技术服务合同	Shanghai Company-1	深圳市云帆加速科技有限公司	July 18, 2016	深圳市云帆加速科技有限公司向Shanghai Company-1提供云帆加速服务（包括CDN服务，SDK定制开发服务等），本协议有效期为一年，到期双方无异议的，自动续期，以此类推。
16.	IDC技术服务合同	Shanghai Company-1	无锡联云世纪科技股份有限公司上海分公司	May 5, 2017	Shanghai Company-1放置在乙方湖南长沙三线（电信、联通、移动）机房内，用于安装Shanghai Company-1的企业信息/数据库/网站系统等实际托管内容；本协议有效期为一年，到期双方无异议的，自动续期，以此类推。
17.	浪潮服务器采购合同	Shanghai Company-1	上海旭诚网络科技有限公司	March 9, 2018	Shanghai Company-1向上海旭诚网络科技有限公司采购浪潮英信型号的服务器。
18.	浪潮服务器采购合同	Shanghai Company-1	上海旭诚网络科技有限公司	May 23, 2018	Shanghai Company-1向上海旭诚网络科技有限公司采购SYS-4028GR-TR型号的服务器以及网卡。

#	Name	Signing Party	The Other Party	Date	Content
19.	曙光销售合同	Shanghai Company-1	曙光信息产业股份有限公司	May 14, 2018	Shanghai Company-1向曙光信息产业股份有限公司采购IDCe配置二曙光I620-G20以及曙光PowerConf自适应能耗管理系统V3.0。
20.	购销合同	Shanghai Company-1	上海迅恒网络科技有限公司	May 29, 2018	Shanghai Company-1向上海迅恒网络科技有限公司采购交流总装机箱等设备。
21.	CDN服务补充协议	Shanghai Company-1	深圳市云中飞网络科技有限公司	/	同意将双方于2017年1月5日签订的《七牛云CDN服务合同》的有效期延长为2018年1月1日至2018年12月31日，双方如无异议，到期后自动续订一年。
22.	CDN服务协议	Shanghai Company-1	上海幻电信息科技有限公司	September 1, 2017	Shanghai Company-1向上海幻电信息科技有限公司提供CDN服务，有效期为2017年9月1日至2018年8月31日（Shanghai Company-1 正在续签本协议）。
23.	七牛云服务合同	Shanghai Company-1	上海幻电信息科技有限公司	/	Shanghai Company-1向上海幻电信息科技有限公司提供七牛云服务，有效期为1年。
24.	七牛云服务合同	Shanghai Company-1	分享一下（北京）科技有限公司	/	Shanghai Company-1向分享一下（北京）科技有限公司提供云存储、云处理、云分发、云直播服务，有效期为2017年11月1日至2018年10月31日。
25.	七牛云服务合同	Shanghai Company-1	北京蓝城兄弟信息技术有限公司	/	Shanghai Company-1向北京蓝城兄弟信息技术有限公司提供云存储、融合CDN加速等服务，有效期为2018年1月1日至2019年12月31日；有效期届满前，双方无异议的，同等条件下可以顺延两年。

#	Name	Signing Party	The Other Party	Date	Content
26.	七牛云智能多媒体服务合同	Shanghai Company-1	北京蓝城兄弟信息技术有限公司	January 19, 2018	Shanghai Company-1向北京蓝城兄弟信息技术有限公司提供智能多媒体服务，有效期为2018年1月1日至2018年12月31日。
27.	七牛云服务合同	Shanghai Company-1	北京陌陌信息技术有限公司	/	Shanghai Company-1向北京陌陌信息技术有限公司提供云存储、融合CDN加速、多媒体处理等服务，有效期为2018年7月1日至2019年8月31日。
28.	七牛云服务合同	Shanghai Company-1	北京达佳互联信息技术有限公司	September 30, 2017	Shanghai Company-1向北京达佳互联信息技术有限公司提供七牛云服务，有效期为2018年7月1日至2019年8月31日。
29.	七牛云存储服务合同	Shanghai Company-1	上海熊猫互娱文化有限公司	May 1, 2016	Shanghai Company-1向上海熊猫互娱文化有限公司提供七牛云存储服务，有效期为自签署日起一年；有效期届满前，双方无异议的，同等条件下可以顺延一年，并且仅顺延一次。
30.	七牛云存储服务合同之补充协议-2	Shanghai Company-1	上海熊猫互娱文化有限公司	April 1, 2018	同意延长双方2016年5月1日签订的《七牛云存储服务合同》的有效期，延长后的有效期为2018年4月1日至2019年3月31日。
31.	七牛云服务合同	Shanghai Company-1	成都二次元动漫有限公司	/	Shanghai Company-1向成都二次元动漫有限公司提供七牛云存储服务，有效期为2018年1月29日至2020年1月28日；有效期届满前，双方无异议的，同等条件下可以顺延一年。

#	Name	Signing Party	The Other Party	Date	Content
32.	服务合同	Shanghai Company-1	北京凯锐恒科技有限公司	September 1, 2017	Shanghai Company-1向北京凯锐恒科技有限公司提供CDN服务和云存储服务，有效期为2017年9月1日至2018年8月30日（Shanghai Company-1 正在续签本合同）。
33.	七牛云服务合同	Shanghai Company-1	上海连尚网络科技有限公司	August 10, 2017	Shanghai Company-1向上海连尚网络科技有限公司提供七牛云存储服务，有效期为对象存储、CDN加速、数据通用处理、直播云服务；有效期届满前，双方无异议的，同等条件下可以顺延一年。
34.	采购合同	Shanghai Company-1	北京锐安科技有限公司	/	Shanghai Company-1向北京锐安科技有限公司出售本合同附件一约定的设备，交货时间为2018年1月20日前。
35.	七牛云服务项目合同	Shanghai Company-1	江苏长江传媒责任有限公司	/	Shanghai Company-1向江苏长江传媒责任有限公司提供私有云实施服务。
36.	定制化开发和实施服务委托合同	Shanghai Company-1	天闻数媒科技（北京）有限公司	January 31, 2018	Shanghai Company-1向天闻数媒科技（北京）有限公司供应相关产品，并提供分布式对象存储系统定制化开发、实施工作以及售后服务。
37.	2018年对象存储软件运营支撑服务项目（七牛）合同	Shanghai Company-1	中移物联网有限公司	May 2, 2018	中移物联网有限公司委托Shanghai Company-1实施2018年对象存储软件运营支撑服务项目，有效期为2018年5月2日至2018年12月31日。

#	Name	Signing Party	The Other Party	Date	Content
38.	服务协议	Shanghai Company-1	高德纳咨询（北京）有限公司	/	高德纳咨询（北京）有限公司向Shanghai Company-1提供订阅Gartner Custom Newsletters Annual Program 以及 Gartner for Product Management & Marketing Essentials的服务，服务期限为2018年2月1日至2019年1月31日。
39.	百度网络展示类推广合同（直销）	Shanghai Company-1	百度在线网络技术（北京）有限公司上海软件技术分公司	September 27, 2017	百度在线网络技术（北京）有限公司上海软件技术分公司向Shanghai Company-1提供在百度网站上发布推广内容服务，投放期限为2017年10月14日至2018年10月13日。
40.	七牛云&创业黑马战略合作服务协议	Shanghai Company-1	西藏黑马信息技术服务有限公司	/	西藏黑马信息技术服务有限公司向Shanghai Company-1提供宣传推广服务，服务期限为2017年11月7日至2018年6月30日
41.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	April 28, 2017	Shanghai Company-1通过本合同，按照融资租赁方式承租734台服务器，租金本金为人民币20,000,000元。
42.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	June 30, 2017	Shanghai Company-1通过本合同，按照融资租赁方式承租307台服务器，租金本金为人民币5,600,000元。
43.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	December 8, 2017	Shanghai Company-1通过本合同，按照融资租赁方式承租678台服务器，租金本金为人民币10,000,000元。
44.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	April 2, 2018	Shanghai Company-1通过本合同，按照融资租赁方式承租800台服务器，租金本金为人民币30,000,000元。

#	Name	Signing Party	The Other Party	Date	Content
45.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	April 10, 2018	Shanghai Company-1通过本合同，按照融资租赁方式承租125台服务器，租金本金为人民币6,950,000元。
46.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	June 13, 2018	Shanghai Company-1通过本合同，按照融资租赁方式承租94台服务器，租金本金为人民币5,050,000元。
47.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	August 14, 2018	Shanghai Company-1通过本合同，按照融资租赁方式承租490台服务器，20块网卡以及284套软件，租金本金为人民币22,682,557元。
48.	融资租赁合同	Shanghai Company-1	中关村科技租赁有限公司	in the process of signing	Shanghai Company-1通过本合同，按照融资租赁方式承租33台服务器，租赁本金为人民币2,044,845元。
49.	综合授信额度合同	Shanghai Company-1	厦门国际银行股份有限公司上海分行	June 12, 2018	厦门国际银行股份有限公司上海分行向Shanghai Company-1提供人民币20,000,000元综合授信额度，期限为2018年6月11日至2019年7月11日。
50.	开立保函/备用信用证业务协议书	Shanghai Company-1	上海浦东发展银行股份有限公司杨浦支行	August 10, 2017	Shanghai Company-1申请上海浦东发展银行股份有限公司杨浦支行为其开立一份国内非融资性保函，金额为人民币138,340元。
51.	流动资金借款合同	Shanghai Company-1	上海浦东发展银行股份有限公司杨浦支行	September 6, 2018	上海浦东发展银行股份有限公司杨浦支行向Shanghai Company-1提供人民币9,800,000元综合授信额度，期限为2018年9月6日至2019年9月5日。

#	Name	Signing Party	The Other Party	Date	Content
52.	应收账款最高额质押合同	Shanghai Company-1	上海浦东发展银行股份有限公司杨浦支行	August 27, 2018	Shanghai Company-1以未来两年内对分享一下（北京）科技有限公司的应收账款为主债权（定义见下）提供质押担保。 被担保的主债权为上海浦东发展银行股份有限公司杨浦支行在2018年8月27日至2020年8月26日期间与Shanghai Company-1办理各类融资业务所发生的、最高不超过人民币20,000,000元的债权。
53.	咨询和服务协议	Company	许式伟、吕桂华	November 13, 2014	Company聘用许式伟、吕桂华向其提供业务拓展、营销管理咨询等相关的各项服务。Company应向许式伟或其指定方支付1,985,755美元；Company应向吕桂华或其指定方支付1,614,427美元.

Exhibit 2

#	Name of the Documents	Date
1.	Qiniu Limited Series A Preferred Share Purchase Agreement	February 22, 2012
2.	Amended and Restated Memorandum of Association of Qiniu Limited	February 22, 2012
3.	Qiniu Limited Shareholders’ Agreement	February 24, 2012
4.	Indemnification Agreement	February 24, 2012
5.	Management Rights Letter	February 24, 2012
6.	Restricted Share Agreement	February 24, 2012
7.	Qiniu Limited Series B Preferred Share Purchase Agreement	January 14,2013
8.	Second Amended and Restated Memorandum of Association of Qiniu Limited	—
9.	Qiniu Limited First Amended and Restated Shareholders’ Agreement	—
10.	Indemnification Agreement	—
11.	Restricted Share Agreement	—
12.	Qiniu Limited Series C Preferred Share Purchase Agreement	June 13, 2014
13.	Third Amended and Restated Memorandum of Association of Qiniu Limited	June 18, 2014
14.	Qiniu Limited Second Amended and Restated Shareholders’ Agreement	June 13, 2014
15.	Second Restated Restricted Share Agreement	June 13, 2014
16.	Share Repurchase Agreement	November 13, 2014
17.	Series C-1 Preferred Share Subscription Agreement	November 13, 2014
18.	Qiniu Limited Third Amended and Restated Shareholders’ Agreement	November 13, 2014
19.	Third Amended and Restated Memorandum of Association of Qiniu Limited	November 13, 2014
20.	Fourth Amended and Restated Memorandum of Association of Qiniu Limited	November 13, 2014
21.	Consulting And Service Agreement	November 13, 2014
22.	Qiniu Limited Series D Preferred Share Purchase Agreement	October 12, 2015
23.	Qiniu Limited Fourth Amended and Restated Shareholders’ Agreement	October 12, 2015
24.	Fifth Amended and Restated Memorandum of Association of Qiniu Limited	October 12, 2015
25.	Third Restated Restricted Share Agreement	October 12, 2015
26.	Indemnification Agreement	October 12, 2015
27.	Management Rights Letter	October 12, 2015

#	Name of the Documents	Date
28.	Qiniu Limited Series D Preferred Share Purchase Agreement	December 30, 2015
29.	Qiniu Limited Fifth Amended and Restated Shareholders’ Agreement	January 8, 2016
30.	Sixth Amended and Restated Memorandum of Association of Qiniu Limited	January 8, 2016
31.	Qiniu Limited Series D Closing Compensation Agreement	January 8, 2016
32.	Fourth Restated Restricted Share Agreement	January 8, 2016
33.	Indemnification Agreement	January 8, 2016
34.	Management Rights Letter	January 8, 2016
35.	可转债借款协议	January 25,2017
36.	Qiniu Limited Series E Preferred Share Purchase Agreement	July 11, 2017
37.	Qiniu Limited Sixth Amended and Restated Shareholders’ Agreement	July 12, 2017
38.	Seventh Amended and Restated Memorandum of Association of Qiniu Limited	July 12, 2017
39.	Director Indemnification Agreement - Alibaba	July 12, 2017
40.	Director Indemnification Agreement - YF	July 12, 2017
41.	Qiniu Limited Series E Preferred Share Purchase Agreement	October 18, 2017

Exhibit 3

#	Lessee	Lessor	Address	Start Date	Expiration Date	The Use of the Premises
1	the Shanghai Company-1	上海浦东软件园股份有限公司	上海张江高科技园亮秀路 112 号 A 座 309、310 室	September 1, 2017	Octomber 31, 2018	the Shanghai Company-1’s office
2	the Shanghai Company-1	上海浦东软件园股份有限公司	上海市张江高科技园区博霞路 66 号 1-5 层	June 1, 2018	May 31, 2021	the Shanghai Company-1’s office
3	the Shanghai Company-1	上海长泰商业经营管理有限公司	上海市浦东新区金科路 2899 弄 1 号长泰广场 A 座 10 层 01 至 05 单元	June 15, 2018	June 14, 2020	the Shanghai Company-1’s office
4	the Shanghai Company-1	北京世纪恒丰房地产开发有限公司	北京市朝阳区太阳宫中路 12 号冠城大厦 15 层 03、04、 05 单元	October 1, 2016	November 30, 2019	the Shanghai Company-1’s office in Beijing
5	the Shanghai Company-1	杭州中北花园房地产开发有限公司	杭州市上塘路 15 号武林时代商务中心 17 层 04-06 室 （名义楼层为 21 层 04-06 室）	April 15, 2018	April 14, 2021	the Shanghai Company-1’s office in Hangzhou

#	Lessee	Lessor	Address	Start Date	Expiration Date	The Use of the Premises
6	the Shanghai Company-1	华润置地（深圳）有限公司	深圳市南山区科发路 19 号华润置地大厦 D	January 1, 2019	December 31, 2021	the Shanghai Company-1’s office in Shenzhen

SCHEDULE G-1

Capitalization of the Company as of the date hereof and immediately prior to the First Closing

SCHEDULE G-2

Capitalization of the Company immediately after the First Closing

Capitalization of the Company immediately after the Second Closing

SCHEDULE H

LIST OF KEY EMPLOYEES

SCHEDULE I

NOTICE

EXHIBIT A

FORM OF RESTATED ARTICLES VIII

EXHIBIT B

FORM OF SHAREHOLDERS’ AGREEMENT

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE